UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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NORTHRIM BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3111 C Street
Anchorage, AK 99503

April 16, 2015

Dear Shareholder:

I am pleased to invite you to attend the Northrim BanCorp, Inc. Annual Shareholders’ Meeting where you will have the opportunity to hear about our 2014 operations and our plans for 2015. The meeting will be on Thursday, May 28, 2015, at 9 A.M. local time, at the Hilton Anchorage Hotel — 500 West Third Avenue in Anchorage, Alaska.
You will find additional information concerning Northrim and our operations in the enclosed 2014 Annual Report and Form 10-K, which includes our audited financial statements for the year ended December 31, 2014.
Your opinion and your vote are very important to us. Whether or not you plan to attend the Annual Meeting, please sign and return your proxy card, which is included with this document, as soon as possible. If you choose to attend the Annual Meeting, voting by proxy will not prevent you from voting in person; however, if you are unable to attend, voting by proxy will ensure that your vote is counted.
Thank you for your continued support of Northrim BanCorp, Inc. If you have any questions, please feel free to contact the Corporate Secretary at (907) 562-0062.

Sincerely,

Marc Langland
Chairman

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To Be Held on May 28, 2015

Notice is hereby given that Northrim BanCorp, Inc. (the “Company”) will hold its 2015 Annual Shareholders’ Meeting (“the Annual Meeting”) at the Hilton Anchorage Hotel, 500 West Third Avenue, Anchorage, Alaska, at 9 A.M. local time, on Thursday, May 28, 2015 for the following purposes, as more fully described in the accompanying proxy statement:

1)	To elect 12 directors nominated by the Board of Directors for a term ending at the 2016 Annual Shareholders’ Meeting or such other date as their successors may be elected and qualified;
2)	To approve, by non-binding vote, the compensation of named executive officers as disclosed in these materials;
3)	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and
4)	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Shareholders owning Northrim BanCorp, Inc. shares at the close of business on March 31, 2015 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of that meeting.
Your Board of Directors recommends that shareholders vote “FOR” the slate of nominees to the Board of Directors proposed by the Board, “FOR” the approval of the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement, and “FOR” the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year 2015.

By order of the Board of Directors,

/s/ Michael Martin

Michael Martin

Corporate Secretary

April 16, 2015

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote using the Internet by following the instructions described in the enclosed proxy statement. Your vote is important to us. If you attend the Annual Meeting, you may vote your shares in person if you wish to do so even if you have previously sent in your proxy.

i

NORTHRIM BANCORP, INC.
3111 C Street
Anchorage, Alaska 99503

PROXY STATEMENT
The Board of Directors of the Company (the “Board”) is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
The Board set March 31, 2015, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote. There were 6,854,189 shares of Company stock outstanding on the record date.
Voting materials, which include this proxy statement dated April 16, 2015, a proxy card, the 2014 Annual Report and the Company’s Annual Report on Form 10-K, are first being mailed to shareholders on or about April 16, 2015, unless the shareholder has elected electronic delivery.  If the shareholder has elected electronic delivery, we have provided a notice of internet availability of proxy materials which contains instructions on how to access proxy materials via the internet or how to request a printed set of proxy materials.  Additionally, this proxy statement, the 2014 Annual Report and the Company's Annual Report on Form 10-K are available at www.northrim.com by clicking the "Investor Relations" link. In accordance with Securities and Exchange Commission rules, our proxy materials posted on both our website and the website described below do not contain any cookies or other tracking features.

INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****

Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting
To be Held on May 28, 2015

The Proxy Statement and Annual Report to Shareholders are available at
www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL SHAREHOLDERS’ MEETING

Why am I receiving this proxy statement and proxy card?
You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote.
When you sign the proxy card, you appoint the persons named in the proxy, R. Marc Langland and Joseph M. Beedle, as your representatives at the Annual Meeting, and those persons will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the Annual Meeting.
Who is soliciting my proxy, and who is paying the cost of solicitation?
The enclosed proxy is solicited by and on behalf of the Board, and the Company will bear the costs of solicitation. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the “Bank”), may solicit proxies by telephone, facsimile, the Internet, and personal contact.
The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of the Company’s common stock.

What am I voting on, and what vote is required for approval?
At the Annual Meeting, you will be asked to vote on:

•	the election of 12 directors to serve on the Board until the 2016 Annual Shareholders’ Meeting or until their successors have been elected and have qualified (“Proposal 1”);
•
a non-binding advisory vote on the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement (“Proposal 2”);

•	the ratification of Moss Adams LLP as the Company’s independent registered accounting firm for 2015 (“Proposal 3”).

All proposals will require the affirmative vote of a majority of the shareholders in person or represented by a duly executed proxy at the Annual Meeting.
Who is entitled to vote?
Only shareholders who owned the Company’s common stock as of the close of business on the record date, March 31, 2015, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.
How do I vote, and how are the votes counted?
Registered shareholders may vote in person at the Annual Meeting, on the Internet, or by mail.

•
Voting in Person. If you attend the Annual Meeting, you may vote as instructed at the Annual Meeting. However, if you hold your shares in street name (that is, through a broker/dealer or other nominee), you will need to bring to the Annual Meeting a proxy delivered to you by such nominee reflecting your share ownership as of the record date.

•	Voting on the Internet. Go to www.proxyvote.com and follow the instructions. You should have your proxy in hand when you access the website.

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Voting by Mail. Complete, date, sign and mail the proxy in the enclosed postage pre-paid envelope. If you mark your voting instructions on the proxy, your shares will be voted as you instruct. Please see the proxy for voting instructions.

If you own your shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder to see which voting methods are available. If your shares are registered in your own name and you attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this proxy statement. If you own your shares through a broker or other nominee, you cannot vote in person at the Annual Meeting unless you receive a proxy card from the broker or nominee.
Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, March 31, 2015. With regard to the election of directors, you may cast your vote in favor of some or all of the nominees, or you may withhold your vote for any nominee in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. On other proposals, you can "abstain". If you abstain, your shares will be counted as present at the Annual Meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.
If shares are held in street name, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At this meeting, if the broker or nominee is not given specific voting instructions, the shares may not be voted on Proposal 1 or on Proposal 2 by the broker or nominee in their own discretion. If your shares are held in street name and you do not give instructions to your broker or nominee on how to vote them, the votes will be “broker non-votes,” which will have the effect of excluding your vote from the tallies. However, in these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining whether a quorum is present.  We expect that brokers or nominees will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 3 to ratify the Company’s selected independent registered public accounting firm, but abstentions will have the effect of a vote “AGAINST” the proposal.

If your shares are held in your own name and you do not vote, your shares will not be voted.
On each matter before the Annual Meeting, including the election of directors, shareholders are entitled to one vote for each share of common stock they held at the record date, March 31, 2015.  Shareholders may not cumulate their votes for the election of directors.
What does it mean if I receive more than one proxy card?
It means that you hold shares in multiple accounts. Please complete and return all proxies (either by mail or over the internet) to ensure that your shares are all voted in accordance with your instructions.
Can I change my vote after I return my proxy card?
Yes. If the enclosed proxy is duly executed and received in time for the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy “FOR” the 12 nominees listed in the proxy statement, “FOR” the approval of the compensation of the named executive officers, and “FOR” the ratification of the Company’s independent registered public accounting firm. If you grant a proxy, you may revoke it at any time before its exercise by submitting a second proxy with a subsequent date either over the Internet or by mail to the attention of the Corporate Secretary at at 3111 C Street Suite 200, Anchorage, Alaska 99503. or by announcing your revocation to the secretary at the Annual Meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.
Can I vote on other matters or submit a proposal to be considered at the Annual Meeting
The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The Board does not presently know of any other matters to be brought before the Annual Meeting.
For shareholders seeking to include proposals in the proxy materials for the 2016 Annual Meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the proposals must be received by the Secretary of the Company on or before December 17, 2015. Upon receipt of such proposal, the Company will determine whether or not to include the proposal in its proxy materials for the 2016 Annual Meeting in accordance with applicable law. A shareholder that wishes to present a proposal at the 2016 Annual Meeting, but not submit such proposal for inclusion in our proxy statement for our 2016 Annual Meeting must submit such proposal to the Corporate Secretary on or before March 2, 2016. Shareholder proposals should be sent to the attention of the Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street Suite 200, Anchorage, Alaska 99503.
How many votes are needed to hold the Annual Meeting?
A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares are counted as present at the Annual Meeting if a shareholder is present and votes in person at the Annual Meeting or has properly submitted an executed proxy card either over the Internet or by mail.  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  As of the record date for the Annual Meeting, 6,854,189 shares of the Company’s common stock were outstanding and eligible to vote.
Where and when will I be able to find the results of the voting?
The results of the voting will be announced at the Annual Meeting.  Final results will be disclosed in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of the Annual Meeting.
How do I communicate with Directors?
The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors at: c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street Suite 200, Anchorage, Alaska 99503. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

PROPOSAL 1: ELECTION OF DIRECTORS
General
How many directors are nominated?
The Company’s Articles of Incorporation provide that the Board will consist of not less than five nor more than 25 directors. Currently, the Board consists of 12 directors, and the Board has set the number of directors to be elected at the Annual Meeting at 12.  Directors are elected for a one-year term and serve until their successors have been elected and qualified.
Who are the nominees?
The Board has nominated the individuals listed on the following pages for election as directors for a one-year term expiring at the 2016 Annual Shareholders’ Meeting or until their successors have been elected and qualified. If any nominee refuses or becomes unable to serve as a director before the Annual Meeting, the directors will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board presently has no knowledge that any nominee will refuse or be unable to serve.
It is the Company’s policy to encourage director nominees up for election at the Annual Meeting to attend the Annual Meeting. All directors up for election at the 2014 Annual Shareholders’ Meeting attended the 2014 Annual Shareholders’ Meeting with the exception of one who could not be present due to an unavoidable conflict in his/her schedule.

INFORMATION ABOUT THE NOMINEES
The following table provides certain information about the nominees for director, including age, principal occupation(s), and public company directorships held during the past five years, and year first elected a director of the Company. All of the nominees except David W. Karp and Krystal M. Nelson are presently directors of the Bank and the Company. Ronald A. Davis and Irene Sparks Rowan will be retiring from the Board as of the conclusion of the Annual Meeting. There are no family relationships among any of our current directors, director nominees, or executive officers.  All of the nominees with the exception of Messrs. Langland and Beedle are deemed to be independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the NASDAQ Global Select Market listing requirements.

Name/Age	Occupation of Nominee During Past Five Years	Director Since
R. Marc Langland, 73	Co-founder and President of the Bank from 1990-1997; Chairman, President and CEO of the Bank from 1998-2001; Chairman, President, and CEO of the Company and the Bank from 2001-2009; Chairman, President and CEO of the Company and Chairman and CEO of the Bank from 2009-2011; Chairman, President and CEO of the Company and Chairman of the Bank from 2011-2014; Chairman of the Company and Chairman of the Bank since January 2015; Director, Alaska Air Group since 1991; Director, Usibelli Coal Mine, Inc. since 1983.	1990
Joseph M. Beedle, 63	President and Chief Executive Officer of the Company since January 2015, Chief Executive Officer of the Bank since 2011 and President of the Bank from 2009-2015, Executive Vice President of the Company from 2006-2015.	2013
Larry S. Cash, 63	President and CEO, RIM Architects, LLC (Alaska, California, Guam and Hawaii) since 1986.	1995
Mark G. Copeland, 72	Since June 1999, owner and sole member of Strategic Analysis LLC, a management consulting firm; Member, Copeland, Landye, Bennett and Wolf, LLP (law firm) for 30 years prior to that time.	1990
Anthony Drabek, 67	President and CEO, Natives of Kodiak, Inc. (Alaska Native Corporation) from 1989 until retirement in 2010; Chairman and President, Koncor Forest Products Co. from 1986 – 2011.	1991
Karl L. Hanneman, 57	Since May 2010, General Manager of International Tower Hill Mines, Ltd., an advanced exploration stage mining company; Director of Corporate Affairs from 2008-2010 for Teck Resources, Ltd., a mining and mineral development company; Director, Alaska Resource Education since 1990; Director, Alaska Mining Hall of Fame since 1997; Director, Resource Development Council since 1998; Director, Fairbanks Chamber of Commerce since 2010; Director, Usibelli Coal Mine, Inc. since 2011.	2014
David W. Karp, 48
President and CEO, Northern Aviation Services, Inc. since 2011; President and CEO, Northern Air Cargo, Inc. 2007 - 2011; Chairman since 2014, National Air Carriers Association, member since 2009; Member of National Association of Corporate Directors since 2010; Director, Chairman of the Nominating and Corporate Governance Committee, and Member of the Compensation Committee of Alaska Communications Systems, Inc. since 2011.
		NA
David J. McCambridge, 59	Audit Partner, KPMG LLP, from 1991 until retirement in 2010; Director, The Tanaka Foundation since 1985; Director, Alaska Kidney Foundation since 1999.	2011
Krystal M. Nelson, 42
Chief Operating Officer, Bering Straits Native Corporation since 2014; 2007 - 2014, Vice President and Chief Operating Officer Alaska Ahtna Engineering Services; Trustee, Pacific Northern Academy Board.
		NA
John C. Swalling, 65	President and Director, Swalling & Associates PC (accounting firm) since 1991; Director, Swalling Construction Co., Inc. since 1975.	2002
Linda C. Thomas, 61	Since 1994, Vice President, Chief Operations Officer of the Alaskan Brewing Company; Director, Juneau Chamber of Commerce from 2002-2008 and 2013-current; Director, Alaska Pacific Bancshares, Inc. 2010-2014; Director, Bartlett Regional Hospital since 2007.	2014
David G. Wight , 74	President, BP Amoco Energy Co. Trinidad and Tobago from 1992-2000; President and CEO Alyeska Pipeline Service Company from 2000 until retirement in 2005; Director, Storm Cat Energy (Denver based company) from 2006-2011.	2006

Director Qualifications and Experience  The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to our Board.  This information supplements the biographical information provided above.

Specific skills/knowledge:
	Professional standing in chosen field	Expertise in financial services or related industry	Community involvement	Other Board experience	Other public company experience	Accounting	Legal	Business management
R. Marc Langland	x	x	x	x	x	x		x
Joseph M. Beedle	x	x	x	x		x		x
Larry S. Cash	x		x	x				x
Mark G. Copeland	x		x	x	x		x	x
Anthony Drabek	x		x	x				x
Karl L. Hanneman	x		x	x	x			x
David Karp	x		x	x	x			x
David J. McCambridge	x	x	x	x	x	x		x
Krystal M. Nelson	x		x	x				x
John C. Swalling	x		x	x		x		x
Linda C. Thomas	x		x	x	x	x		x
David G. Wight	x		x	x	x			x

The Board recommends that you vote “FOR” these nominees.

Shareholder Nominations for 2015 Annual Shareholders’ Meeting
In accordance with the Company’s Bylaws, shareholder nominations for the 2015 Annual Shareholders’ Meeting ordinarily must be delivered in writing to the Secretary of the Company not less than fourteen nor more than fifty days prior to the Annual Meeting. Any shareholder nomination should contain the following information to the extent known to the nominating shareholder: (i) the name and address of each proposed nominee; (ii) each proposed nominee’s principal occupation; (iii) the total number of shares of the Company’s common stock that will be voted for each proposed nominee; (iv) the name and residence of the nominating shareholder; (v) the number of shares of the Company’s common stock owned by the nominating shareholder as of the record date for the Annual Meeting; and (vi) whether the nominee had agreed to serve if elected.
Nominations not made in accordance with the above requirements may be disregarded at the sole discretion of the Chairman of the Annual Meeting, and upon the Chairman’s instruction the vote teller may disregard all votes cast for that nominee.
Information Regarding the Board of Directors and Its Committees
All nominees other than Mr. Langland and Mr. Beedle are independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the NASDAQ Global Select Market listing requirements.  Additionally, all directors who served on the Company's and the Bank's Board in 2014 were independent except for Mr. Langland, Mr. Beedle, and Mr. Richard Lowell, who passed away on February 10, 2015. See "Interests of Management in Certain Transaction - Other Related Party Transactions" in this proxy statement for further information on the reasons why Mr. Lowell was determined not to be an independent director in 2014. Both the Company’s and the Bank’s Board met ten times during 2014. The Company’s Board has adopted certain standing committees, including an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee.  During 2014, except for Ms. Thomas who attended one out of the two meetings of the Governance and Nominating Committee held since she become a member, all directors attended at least 75% of the total meetings of the Board and 75% of the total meetings that they were each required to attend, respectively, for all committees of which they were members.
John C. Swalling serves as the Company’s independent lead director. The lead director’s primary responsibilities are to preside over executive sessions of non-management directors, to conduct annual interviews with all directors regarding each director’s own self-assessment of his/her contribution to the Board prior to nominations for election at the Annual Meeting, and to recommend to the Governance and Nominating Committee, in consultation with the Chairman of the Board, proposed committee assignments and chairmanships.

The Company and the Bank have in place policies and procedures to manage risks that could impact Northrim’s operational and strategic position as a profitable, safe and sound financial institution.  The Bank’s Internal Audit Department provides written results of internal and out-sourced audits, including review of the credit quality of the loan portfolio, directly to the Audit Committee and management.  The Audit Committee reviews and reports to the Board on the results of these audits.  The Audit Committee also reports to the Board on any deficiencies identified, as well as any steps deemed necessary to resolve and mitigate risk.  An officer, appointed by the Board, serves as Northrim’s risk manager and is responsible for monitoring and maintaining Northrim’s company-wide contingency plan. This contingency plan addresses and provides guidelines for the restoration of business in the event of man-made and natural disruptive events.
With regard to certain risks affecting the Company and the Bank, we recognize that not maintaining the privacy and security of customer information could damage our reputation and cause us to incur additional costs or even litigation.  On an annual basis, the Bank’s Board of Directors reviews its Information Security Policy with its appointed Information Security Officer.  We work to educate our customers about the importance and understanding of their role in protecting their identities and the privacy of their information.  We consider customer education regarding the use of electronic convenience products to be especially important due to the Bank’s increased exposure to loss related to these products if procedures are not followed.  A Vendor Management Policy is in place which is approved by the Bank’s Board of Directors annually.  The Vendor Management Policy calls for the assignment of levels of risk to each vendor based upon an assessment of the degree to which their relationship could expose the Company to risk in relation to the Company’s reliance on the vendor’s promise to perform and to protect customer privacy, and based on the vendor’s fiscal strength.
The Company monitors its interest rate risk through a review of its sensitivity to upward and downward movements of interest rates and their impact on the Company’s interest-earning assets, interest-bearing liabilities, and the net interest margin. The Company monitors concentrations and economic trends in the communities it serves and in the global economy in order to respond to issues that could impact the economic climate in which it operates.  The Company reports its analysis of these areas to the Bank’s Board of Directors on a periodic basis.
It is management’s policy to discuss a detailed analysis of any proposed major project with the Board.  This analysis generally includes management’s reasons for the proposal, results of due diligence analysis, potential risks, costs, and the estimated time frame for implementation of the project, and the Company's Compliance Department and Operations and Technology Committee recommendations prior to seeking the Board’s approval.
From time to time, the Company engages the services of experienced consultants to facilitate director education and discussion as to bank directorship issues, the management of risk, miscellaneous timely topics affecting the Company, as well as future corporate governance matters.
Audit Committee  The Audit Committee’s principal functions include reviewing and approving the services of the independent registered public accounting firm, reviewing the Company’s financial statements, reviewing the plan, scope, and audit results of the internal and external auditors, and reviewing the reports of regulatory authorities. The Company’s Board has adopted a written charter for the Audit Committee.  A copy of the Audit Committee charter is attached to this proxy statement as Exhibit A.  Members of the Audit Committee in 2014 were Mark G. Copeland, David J. McCambridge, and David G. Wight. Each of the members of the Committee is independent of management within the meaning of the Securities and Exchange Commission rules applying to audit committee members and the NASDAQ Global Select Market listing standards.  The Committee and the Board has determined that Mr. McCambridge qualifies as an audit committee financial expert within the meaning of such rules.
During 2014, the Audit Committee had eight meetings, during which the Audit Committee was kept informed of the processes and procedures in place for maintaining the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) as evaluated by the Company’s internal audit manager, internal SOX Committee, and the independent registered public accounting firm.
Compensation Committee  The primary functions of the Compensation Committee, which met six times in 2014, are to review and approve executive and all Vice President and above officer compensation, select and approve employee benefits and retirement plans, and administer the Company’s stock incentive plans and profit sharing plan.  The Company’s Board has adopted a written charter for the Compensation Committee.  A copy of the Compensation Committee charter is attached to this proxy statement as Exhibit B. Compensation Committee members are Ronald A. Davis, David J. McCambridge, John C. Swalling, and Karl L. Hanneman. All members of the Compensation Committee are independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission and the NASDAQ Global Select Market listing requirements. Mr. Davis was appointed to the Compensation Committee in 2002. Mr. Swalling was appointed to the Compensation Committee in 2005.  Mr. McCambridge was appointed to the Compensation Committee in 2011. Mr. Hanneman was appointed to the Compensation Committee in 2014.

Governance and Nominating Committee The Governance and Nominating Committee was formed in August of 2011 with the adoption of the Company’s Governance and Nominating Committee charter.  The Governance and Nominating Committee met five times in 2014.  The primary functions of the Governance and Nominating Committee are to evaluate the size and composition of the Board; to develop criteria for Board membership; to identify, recruit, interview, and evaluate individuals qualified to become Board members; and to evaluate the independence of existing and prospective directors.  A copy of the Governance and Nominating Committee charter is attached to this proxy statement as Exhibit C.  With respect to nomination of director candidates, the Governance and Nominating Committee will consider nominations from the Company’s shareholders using the same criteria as far all other nominations.  Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors.  However, if less than twenty-one days’ notice of the meeting is given to the shareholders such nomination may be mailed or delivered not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  Any nomination not made in accordance with these provisions may, at the discretion of the chairperson of the meeting, be disregarded.
Additionally, the Governance and Nominating Committee recommends appointments of directors to the Board’s Committees, reviews and approves the related party nature of all related party transactions, and reviews the adequacy of the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval.    Current members of the Governance and Nominating Committee are Larry S. Cash, John C. Swalling, Linda C. Thomas, and David G. Wight.    Messrs. Cash, Swalling, and Wight were appointed to the Governance and Nominating Committee in 2011, and Ms. Thomas was appointed in 2014. All of the members of the Governance and Nominating Committee are considered independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission and the NASDAQ Global Select Market listing requirements.
Director Nomination Criteria The Governance and Nominating Committee believes that certain criteria should be met by director nominees to ensure effective corporate governance of the Company. Qualified candidates are those who, in the judgment of the Governance and Nominating Committee, possess certain personal attributes, a diversity of ideas and viewpoints, and a sufficient mix of experience and related attributes to assure effective service on the Board.  The personal attributes of director nominees that the Governance and Nominating Committee considers include:

•
Integrity.  Each candidate shall be an individual who has demonstrated integrity, honesty, fairness, responsibility, good judgment, and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field;

•	Leadership. Each candidate should be or have been in a generally recognized position of leadership in the candidate’s field of endeavors;
•
Independence.  No candidate, or family member (as defined in NASDAQ rules) or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company;

•
Active Participation.  Each candidate must be prepared to participate fully in Board activities, attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee's sole judgment, interfere with or limit his or her ability to do so;

•
Best Interests of All Shareholders.  Each candidate must be prepared to represent the best interests of all the Company’s shareholders and be willing to state their independent opinions in a constructive manner; and

•	Collegiality. Each candidate should be able to work well with other Directors and executives of the Company.

The Governance and Nominating Committee will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by the Company’s shareholders. After consideration, the Governance and Nominating Committee will finalize its list of recommended candidates to the Board for its consideration.  Candidates who are then approved by the Board are included in the recommended slate of director nominees in the Company's proxy statement.
Director Compensation  In 2014,  all non-officer directors except Mr. Swalling received a $10,000 annual cash retainer. Mr. Swalling, who serves as the Company's lead director, received a $13,000 annual cash retainer in 2014. All non-officer directors received an additional $10,000 in cash to be used for the purchase of the Company’s common stock on the open market, payable following our Annual Shareholders’ meeting.  Additionally, each non-officer director received a fee of $900 for each Board meeting attended. Members of the Audit, Governance and Nominating, and Compensation Committees received $750 for each meeting attended with the exception of the committee chairpersons who received $1,500 for each committee meeting they attended. For information as to specific amounts paid to each of our directors in 2014 see “Director Compensation” in this proxy statement.
Compensation Committee Interlocks and Insider Participation  No member of the Compensation Committee was, during the year ended December 31, 2014, an officer, former officer or employee of the Company or any of its subsidiaries.  No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Board, during the year ended December 31, 2014.

EXECUTIVE OFFICERS
The following table sets forth certain information about the Company’s executive officers:

Name/Age	Position	Has Served as an Executive Officer Since
R. Marc Langland, 73	Chairman of the Board of the Company and the Bank	1990
Joseph M. Beedle, 63(1)	President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank	2006
Joseph M. Schierhorn, 57(2)	Executive Vice President, Chief Operating Officer of the Company and President and Chief Operating Officer of the Bank	2001
Steven L. Hartung, 68(3)	Executive Vice President, Corporate Development and Affiliate Relations of the Company and the Bank	2008
Latosha M. Frye, 35(4)	Executive Vice President, Chief Financial Officer of the Company and the Bank	2014

(1)Mr. Beedle previously served as Chief Financial Officer of the University of Alaska from 2000 until 2006 and as chief executive of Goldbelt, Inc., an Alaska Native Corporation, from 1994 to 2000. He has more than 28 years banking experience, including in an executive lending role, having served as Executive Vice President and Chief Credit Officer for Key Bank of Alaska from 1985 to 1993.  Prior to his appointment as President and Chief Executive Officer of the Company in 2015, Mr. Beedle served as Chief Executive Officer of the Bank since 2011, President of the Bank from 2009 to 2015, and Executive Vice President, Chief Lending Officer, of the Bank from 2006 to 2009 and Executive Vice President of the Company from 2006 to 2015.
(2)Mr. Schierhorn previously served as Assistant Vice President, Commercial Loan Officer, with Key Bank Alaska from 1988 until 1990.  He joined Northrim Bank in 1990 as Vice President and Commercial Loan Officer, was appointed Senior Vice President, Commercial Loan and Compliance Manager in 2000 and in 2001 was named an executive officer as Senior Vice President, Chief Financial Officer and Compliance Manager of the Company and the Bank.  He was named Executive Vice President, Chief Financial Officer in 2005 and Corporate Secretary in 2013.  In connection with Mr. Knudson's resignation in 2013 Mr. Schierhorn was appointed Chief Operating Officer of the Company and the Bank while continuing to serve as the Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank until Ms. Frye’s appointment as Chief Financial Officer in May, 2014. In March of 2015, Mr. Schierhorn was promoted to President of the Bank and retained his title of Executive Vice President, Chief Operating Officer of the Company. Mr. Schierhorn earned his Juris Doctorate and Masters in Management in 1985 and is a certified public accountant and member of the Alaska Bar Association.
(3)Mr. Hartung, prior to joining the Company in December 2005, provided financial consulting and advisory services throughout the Alaska business community as President and sole shareholder of Steven L. Hartung Financial Services, Inc. since 1995. His professional experience also includes service as the President and Chief Operating Officer of Alaska International Industries, Inc. from 1978 to 1995, as well as 10 years' service with KPMG LLP from 1968 to 1978, during which time he served as audit manager.  Mr. Hartung was named Executive Vice President and Quality Assurance Officer of the Company and the Bank in 2008. In 2009, Mr. Hartung assumed responsibility for the Bank's credit administration function and was named Executive Vice President and Chief Credit Officer for the Company and the Bank. In March of 2015, Mr. Hartung became Executive Vice President, Corporate Development and Affiliate Relations of the Company and the Bank.

(4)Ms. Frye joined the Company in August 2006 as Assistant Vice President, Lead Accountant for Financial Reporting. She was promoted to Assistant Controller in 2008, and in May 2009 was promoted to Vice President. In May 2009, Ms. Frye was promoted to Vice President, Controller of Financial Reporting. In May 2014, Ms. Frye was promoted to Senior Vice President, Chief Financial Officer of the Company and the Bank. In March of 2015, Ms. Frye was promoted to Executive Vice President, Chief Financial Officer of the Company and the Bank. Ms. Frye earned her Masters of Accountancy and Bachelors of Science in Accounting from the University of Montana and is a graduate of the American Bankers' Association Stonier Graduate School of Banking. In 2013, Ms. Frye earned the Wharton Leadership Certificate from The Wharton School at the University of Pennsylvania. She is a Certified Public Accountant licensed in the State of Alaska.
All officers are elected by the Board for a one year term or until their successors are appointed and qualified. Each of the named executive officers has employment agreements with the Company. See “Executive Compensation - Employment Agreements”.
Code of Conduct  The Company has adopted a Code of Conduct, which includes a Code of Ethics for our executive officers. We will furnish a copy of the Code of Conduct to shareholders at no charge upon request to the Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS
This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers (collectively, the “named executive officers”). This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide.
The Compensation Committee believes that the Company’s current annual and long-term incentive compensation programs for its executives, senior managers and key employees serve to appropriately focus these individuals on Northrim’s current and future business needs.  The Company’s compensation program is designed to mitigate risk by capping performance based payments and defining performance criteria focused not only on profitability and growth, but also on managing risk and expenses and improving credit quality.  The Compensation Committee continually assesses the Company’s compensation objectives, philosophy, and forms of compensation for the Company’s executives, and has determined that the Company’s current compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Company has included Proposal 2, a non-binding advisory vote on executive compensation, in this proxy statement in accordance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and regulations of the Securities and Exchange Commission.  Proposal 2 provides the shareholders of the Company with a non-binding advisory vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”) as described in the Compensation Discussion and Analysis section of this proxy statement.  Although the vote is nonbinding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.  At the Annual Meeting that was held on May 19, 2011, the Company’s shareholders expressed a preference that an advisory vote on executive compensation of the Company’s named officers should occur every year.  Accordingly, this advisory vote will not be included in the proposals presented for shareholder vote until 2017.  At that time, shareholders will again be given the opportunity to vote on whether or not the advisory vote on executive compensation of the Company’s named executive officers should occur every one, two, or three years.
The Compensation Committee has concluded that the compensation policies of the Company are not likely to have a material adverse effect on the Company.
Overview of Compensation Program
The Compensation Committee of the Board bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, superior customer first service-focused financial institution headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, Fairbanks, and Southeast Alaska areas, as well as various other markets in and outside Alaska. We believe that achieving the Company’s business and growth strategies will create long-term value for shareholders and will protect the interests of our customers.
Compensation Philosophy and Objectives
The Compensation Committee believes that compensation packages for the Company’s named executive officers, key personnel, and other employees should be based to a substantial extent on achievement of the goals and strategies the Board has established. When establishing salaries, performance based payments, and stock option awards for named executive officers, the

Compensation Committee considers (i) the Company’s financial performance during the past year; (ii) the individual officer’s performance during the past year based upon the officer’s scope and level of responsibility and how well she or he managed and carried out those responsibilities to achieve the Company’s goals, as well as how well that officer dealt with unexpected challenges and opportunities that were not anticipated in the Company’s annual goal setting process; and (iii) market data related to the salaries of executive officers and key personnel in similar positions with companies of comparable size, as well as other companies within the financial institutions industry. For named executive officers other than the Chief Executive Officer, the Compensation Committee gives consideration to recommendations made by the Chief Executive Officer.
The Company has developed and implemented policies for determining salary structure, annual performance based payments, and employee stock option and other stock-based awards based on recommendations of independent, nationally recognized compensation consultants. These consultants periodically evaluate the Company’s executive compensation programs at the request of the Compensation Committee.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer, subject to the Board’s further approval, and approves recommendations made by the Chief Executive Officer and Chief Operating Officer for performance based payments and equity awards to other named executive officers of the Company.
The Chairman, President and Chief Executive Officer and the Chief Operating Officer annually review the individual performance of the Company’s key employees. Their recommendations for performance based payments and equity awards, based upon individual officer performance evaluations, are presented to and discussed with the Compensation Committee. The Compensation Committee can at its discretion modify any recommended adjustments or awards as deemed to be appropriate.
Independent Consultants
The Compensation Committee has the authority to engage independent compensation consultants.  The Compensation Committee, from time-to-time as deemed appropriate, has engaged the services of Frederic W. Cook and Co., Inc. ("FWCC") to analyze and evaluate the Company’s overall compensation program and practices as compared to a selected group of publicly traded peer group banks of similar size within the Pacific Northwest region and California.  The Company engaged FWCC in 2012, 2013, and 2014 to assist the Compensation Committee with a compensation survey in connection with the review of named executive officers and other senior officers. Additionally, in 2013 and 2014 FWCC advised the Compensation Committee regarding the creation of the 2014 Stock Incentive Plan.
In connection with its engagements with FWCC, the Compensation Committee considered various factors bearing upon FWCC’s independence, including, but not limited to, FWCC’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could impact FWCC’s independence.  After reviewing these and other factors, the Compensation Committee determined that FWCC was independent and that FWCC's engagements with the Compensation Committee did not present any conflicts of interest.
Executive Compensation
The Company’s executive compensation program currently consists of four key elements: (i) base salary; (ii) a performance-based annual payment; (iii) periodic stock option grants and other stock-based compensation awards; and (iv) retirement and other deferred benefits.  The Compensation Committee engages the services of a qualified compensation consultant as appropriate, and it considers the Company’s executive compensation package as a whole.  Each component of the executive’s package is in large part provided for under the terms of the executive’s employment agreement including base salary, which can change from time to time, as well as entitlements to a performance based payment opportunity under the Company’s Profit Sharing Plan and retirement benefits according to the prescribed terms of the executive’s employment agreement. The Compensation Committee’s and the Company’s philosophy is to be consistent in the timing of its review of the executives’ performance and opportunities for compensatory recognition.  Review occurs multiple times in a given year.   The Compensation Committee and the Company believe that this practice facilitates the retention of the executive over the short and long-term and appropriately rewards performance based upon each executive’s level of responsibility, accountability, leadership, and measured contributions to the organization.
The Compensation Committee believes that this four-part approach best serves the interests of the Bank, the Company, and its shareholders. This approach enables the Company to meet the requirements of the highly competitive banking and lending environment in which it currently operates while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The performance based annual payment opportunity, which is provided for under the Company’s Profit Sharing Plan, rewards and motivates individual performance, and is based in large part on the contribution made by the officer to the Company’s overall performance.  Stock options and other stock-based awards relate a significant portion of long-term remuneration directly to stock price appreciation and serve to further promote the executives’ continued service with the Company.  These awards also closely align the interests of the executives and the Company’s shareholders.
The Compensation Committee annually evaluates both executive performance and the structure of executive compensation to ensure that the Company maintains its ability to attract and retain superior, customer service motivated employees in key positions.  Additionally, this evaluation ensures that compensation for executives is reasonable but competitive with similar positions held in peer group organizations in the local Alaska market, Pacific Northwest, and California. The peer group that the Compensation Committee used for this evaluation in 2014 consists of fifteen Pacific Northwest and California commercial banks similar in size to Northrim:   TriCo Bancshares, F & M BanCorp, Cascade BanCorp, First Financial Northwest, Inc., Pacific Continental, Heritage Financial, Riverview Bancorp, North Valley Bancorp, Bank of Commerce, Bank of Marin Bancorp, First Northern Community Bancorp, Home Street, Inc., Intermountain Community Bancorp, Oak Valley Bancorp, and Pacific Financial. The Compensation Committee objectively evaluates the performance of the Company’s compensation program by periodically comparing the weight and values of its components to the Company’s peer group of Pacific Northwest and California financial institutions as surveyed by independent consultants who gather pertinent salary, benefit, and equity compensation data from then current proxy statement disclosures.
The Compensation Committee’s approach for giving consideration to each element of the Company’s executive compensation package multiple times during a given year is intended to bring consistency to the overall program, and to support the Company’s philosophy to provide more than one opportunity during a given year to measure and recognize the performance and contributions of individual executive officers and officers in key positions. For example, in the first quarter, the Compensation Committee considers and approves awards to participants under the Company’s Profit Sharing Plan and approves discretionary service based contributions to the Company’s Savings Incentive 401k Plan. In the first or second quarter of the year, the Compensation Committee selects criteria for the Company’s Profit Sharing Plan’s plan year and conducts the annual officer and executive officer salary review. In the fourth quarter, the Compensation Committee considers and approves stock option grants and stock awards with pricing based upon the closing price of the Company’s stock on the date of grant.
The Compensation Committee takes an approach based on both quantitative and qualitative factors when considering the compensation of the Company’s Chief Executive Officer. The Compensation Committee considers the Company’s financial results for a given year compared to the Company’s plan and actual results for the previous year. The Compensation Committee also considers certain qualitative accomplishments of the Chief Executive Officer in terms of the Company’s realization of its corporate objectives, his foresight, his extensive community involvement, as well as his leadership in strategically positioning the Company for future significant developments in the banking industry and the Company’s market and developing long-term strategies for the future direction and growth of the organization.
Elements of Executive Compensation
Each year, the Compensation Committee determines whether or not the employment agreements of the Company’s named executive officers should be renewed, and whether or not a change in terms is appropriate.  See further discussion of the employment agreements under “Executive Compensation - Employment Agreements”.
The Company and the Bank do not have any arrangements in place for or with the named executive officers whereby their compensation may be comprised of proportionate amounts of base salary, performance based annual payments, options and other stock-based compensation, or retirement and other deferred benefits.  Instead, compensation is comprised of such components in amounts as determined by the Compensation Committee at its discretion.
Base Salary Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and the financial institution industry, the Company’s Human Resources Department has established a graded salary structure for all of the Company’s employees. Every salary grade is structured to allow for personal growth ranging from the grade’s entry level benchmark through the mid-point range and to the upper-most level of annual salary for each grade. The matrix used to objectively calculate annual merit increases applies factors related to the position of the individual’s current salary within the established ranges for her or his salary grade, predetermined rates of increase based on an annual survey of market data, and an evaluation of the employee’s performance. The Human Resources Department reviews the schedule of matrix driven changes to individual officer annual base salaries and can make recommendations for any additional adjustments.  Additionally, individual base salaries for named executive officers, other than the Chief Executive Officer, and other officers in key positions such as Vice Presidents and Senior Vice Presidents are reviewed and may be adjusted by the Chief Executive Officer. The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer.  Officer base salary levels are reviewed annually in the first quarter of the Company’s fiscal year and any increases to base annual salaries are recommended to the Compensation Committee by the Chief Executive Officer for approval based on an assessment of an executive’s scope of responsibilities, experience, the officer’s individual performance, and contributions to the success of the organization.
Performance Based Annual Payment  In November of 2011, the Board approved the Company’s Profit Sharing Plan.  Executive officers, in addition to all current employees of the Company and Bank who commenced employment prior to the January 1 that precedes or coincides with a performance period, are eligible to participate in payments made from a profit sharing pool calculated in accordance with the provisions of the Company's Profit Sharing Plan.  The selection of the Company's Profit Sharing Plan criteria occurs within 120 days of the beginning of the Company’s fiscal year.  The selection of the criteria for 2014 occurred in March of 2014.   Under the provisions of the Profit Sharing Plan, criteria established each year will include:

•	designation of one or more performance periods for the fiscal year,
•	determination of the formula for determining the profit share pool for each performance period, including the performance goals used in the formula,
•	assignment of an initial profit share pool allocation for each performance period for each eligible employee of the Bank and the Company based on responsibility level, and
•	designation of a performance rating factor for each eligible employee of the Bank and the Company.

The Company's Profit Sharing Plan also provides that the Compensation Committee of the Board may designate any employee, including an executive officer, as ineligible to receive a profit sharing allocation at its complete discretion.  Additionally, the Committee may adjust any employee’s profit sharing allocation from the profit sharing pool at its discretion.  However, no individual profit sharing allocation can exceed 7.5% of the entire profit sharing pool for any performance period, and total profit sharing allocations for any performance period cannot exceed 100% of the profit sharing pool for the performance period.  Lastly, no individual profit sharing allocation can exceed 50% of that individual’s base salary, and total profit sharing allocations made to executive officers of the Company cannot exceed 25% of the profit sharing pool in any performance period.
The performance goals established by the Compensation Committee for the Company's Profit Sharing Plan for 2014 include measures based on the Company’s strategic goals for 2014.  The Compensation Committee reviewed and approved management’s recommended thresholds for each criterion.  In 2014, the Company had to meet the following minimum criteria in order for a profit sharing pool to be established:

•	a consolidated return on average assets, which is calculated as consolidated net income divided by average total assets, of at least 0.75%;
•	a ratio of total regulatory capital to risk-weighted assets of at least 10% for both the Bank and the Company;
•	a ratio of tier one regulatory capital to risk-weighted assets of at least 6% for both the Bank and the Company;
•	a ratio of tier one regulatory capital to total average assets of at least 5% for both the Bank and the Company; and
•
a ratio of classified assets to total risk-based regulatory capital for the Bank of no more than 35%.  Classified assets include loans classified as substandard, doubtful or loss assets within the Bank’s internal risk rating system, plus other real estate owned and other repossessed assets.

Once the Company determined that the above criteria were met, the profit sharing pool for 2014 was calculated by multiplying eligible pre-tax net income (pre-tax net income excluding the gain recognized on the sale of a branch location and the gain recognized for the step up in basis in our investment in Residential Mortgage Holding Company, LLC related to our acquisition of Residential Mortgage Holding Company, LLC) by 5% for the consolidated return on average assets up to 1.00%.  For consolidated return on average assets in excess of 1% and up to 1.25%, the Company multiplies pre-tax net income by 3%.  No additional profit sharing pool is established if the Company’s consolidated return on average assets exceeds 1.25%.  Additionally, the Compensation Committee has complete discretion to reduce the size of the profit sharing pool as it deems appropriate regardless of the calculated amount described above.  The Compensation Committee approved management’s recommendation based upon the calculated payout under the Profit Sharing Plan’s methodology resulting in an aggregate payout of $994,000 for 2014, $149,000 of which was paid, in the aggregate, to the named executive officers.
Options and Other Stock-Based Compensation The Compensation Committee is of the philosophy that offering stock-based incentives to executives and key employees: (i) attracts and retains the best available personnel for the long-term; (ii) enhances long-term profitability and shareholder value; and (iii) encourages employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee follows this philosophy and, subject to the Company’s employee stock incentive plans, may determine the employees eligible to receive options and awards and to assess the amount of each option and award.

The Company’s 2014 Stock Incentive Plan (“2014 Plan”), an omnibus plan approved by shareholders, authorizes the Board or the Compensation Committee to administer the Plan and to grant to eligible key employees nonqualified stock options, restricted stock, restricted units, performance shares, performance units, stock appreciation rights, or dividend equivalent rights. The Compensation Committee has not delegated any aspect of the administration of any of the Company’s stock incentive plans, including the 2014 Plan, to any other persons.
The 2014 Plan is designed to afford the Compensation Committee flexibility, consistency, and balance in determining and governing the terms and mix of the annual grant of long-and-shorter-term equity based compensation awards to the Company’s executive officers and other employees key to the safe and profitable operation of the Bank. The majority of participants in the Plan are members of the Bank’s senior management team.  Participants, including the Company’s named executives, are grouped within five tier levels for purposes of granting awards.  These tiers are defined by the scope of the participants’ responsibility and roles within the organization. In 2014, Mr. Beedle was classified in the top tier, Messrs. Schierhorn and Hartung were classified in the second tier, and Ms. Frye was classified in the third tier. Mr. Langland no longer participates in the 2014 Plan. The proportion of stock options and restricted stock units granted may vary depending upon an employee’s position within the five tier levels.
The Compensation Committee believes that the awards of stock options and shorter-term restricted units serve to tie the executives’ interests to those of the Company’s shareholders.  These awards also provide an incentive for the executives’ long-term retention given the competitive climate in the Bank’s marketplace for experienced and seasoned bankers. The methodology for calculating the total value of equity awards that will be awarded to employees, including the executives, starts with calculating the aggregate value that will be allocated to employees.  The aggregate value is calculated by taking the Company’s market capitalization times 0.50%.  This value is then allocated to employees based on the five tiers described above.  Employees are placed into one of the five tiers based on their level of responsibility within the Company.  The Chief Executive Officer recommends proposed grantees and proposed award levels based on performance.  The Committee has full discretion to approve, deny, or change any recommendations from the Chief Executive Officer.  The Compensation Committee also analyzes the financial impact of the grant on the Company’s income statement and the potential dilution of the grant to existing shareholders compared to prior grants and the Company’s peer group.
The Company has not established any program whereby executives, key personnel, or directors are required to own and purchase within any specific schedule a defined number of shares of the Company’s common stock.
Retirement and Other Deferred Benefits
Deferred Compensation Plan  Effective as of January 1, 1995, as amended effective as of October 3, 1996 and January 1, 2005, the Bank established a Deferred Compensation Plan (“DCP”) for the purpose of providing benefit planning to key employees of the Bank by permitting them to defer the receipt of compensation. All officers of the Bank and the Company, including the named executive officers, are eligible to participate and other key employees may become eligible to participate if so notified by the Compensation Committee. Currently, only Mr. Langland participates in the DCP.
The DCP provides that on or prior to December 31 of each year the plan is in effect, any eligible employee may elect in writing to defer receipt of at least five percent to a maximum of one hundred percent of their salary to be paid in the calendar year following the year of election. Any election is irrevocable as to any salary payable in the next year and effective with respect to future years unless revoked by the participant prior to December 31 of the year preceding the year in which the deferral is to take effect. Under the DCP, eligible employees, including the named executive officers, may elect to defer receipt of all or a portion of their remaining salary to be paid in the current calendar year if such written election is made within 30 days after she or he is first notified by the Compensation Committee of her or his eligibility to become a participant. The DCP provides that any eligible employee may elect to defer receipt of at least five percent to a maximum of one hundred percent of their performance based payments for services to be performed in a succeeding plan year under the same conditions described above. All amounts deferred are credited to participant accounts with interest compounded annually. According to the DCP, interest while an eligible employee is not eligible for distributions is based on the Bank’s average yield on its total assets calculated on January 1, based on the prior year’s performance, less one percentage point. Interest after an employee starts taking distributions from the DCP is based on the market yield on U.S. Treasury securities for a term equal to two-thirds of the installment period of payments to the employee. Therefore, the rate of interest calculated for 2014 was 2.94%. None of the named executive officers elected to defer receipt of compensation in 2014.
Northrim Bank Savings Incentive Plan 401k  Executive officers participate in the Company’s qualified retirement plan, the Northrim Bank Savings Incentive Plan (“401k Plan”) to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. The 401k Plan provides for a mandatory $0.25 match for each $1.00 contributed by an employee up to 6% of the employee’s salary such that the mandatory match will not exceed 1.50% of the employee's salary. The 401k Plan also provides for a three-tier discretionary service based match regardless of the employee’s participation in the 401k Plan. The first tier matches 1% of an employee’s salary if an employee has worked at the Bank for more than one but less than three years.  The second tier matches 2% of an employee’s salary if an employee has worked at the Bank for more than three but less than six years, and the third tier matches 4% of an employee’s salary if an employee has worked at the Bank in excess of six years. The 401k Plan allows for an additional discretionary contribution of up to $0.75 for each $1.00 contributed by an employee up to 6% of that employee’s salary such that the discretionary match will not exceed 4.5% of the employee's salary. A residual discretionary contribution after all the previously listed contributions have been made is also provided for under the 401k Plan. Based upon the Bank’s performance in 2014, the service based match was approved by the Compensation Committee and the Board of Directors. There was no discretionary match approved in 2014.
Supplemental Executive Retirement Plan Effective July 1, 1994, the Bank adopted the Northrim Bank Supplemental Executive Retirement Plan (“SERP”) for the benefit of its executive officers, including the named executive officers. As provided by the SERP, the Company makes annual contributions to participant accounts on January 1 at a percentage rate of annual base salary determined and approved by the Compensation Committee.  The Compensation Committee can exercise its authority to determine and approve changes to this percentage, as well as approve new participants under the SERP.  The Compensation Committee generally makes these determinations based upon recommendations of the Chief Executive Officer or the Chief Operating Officer and upon consideration of the percentage rates of annual base salary contributed by the Company for each SERP participant and relative levels of each participant’s current responsibility.
Earnings under the SERP are credited for the year on January 1 and based on the Bank’s average yield on its total assets, less a three year rolling average of net loan charge-offs as a percentage of average loans outstanding for the respective periods. The SERP provides for payment of a specified amount to plan beneficiaries or their survivors upon retirement, with early retirement permitted after the participant’s 55th birthday, if she or he has been a plan participant for at least five years prior to retirement. Benefits are payable monthly beginning 90 days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate) divided by 12 months, divided by the number of years over which the participant elects to receive payments, with 15 years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over 15 years unless the Compensation Committee elects to accelerate payment.
Supplemental Executive Retirement Deferred Compensation Plan The Compensation Committee, the Board and management have deemed it prudent for the Bank to have life insurance protection on certain executives, considering the out-of-pocket costs related to replacing an executive officer, as well as the intangible but real loss due to disruptions in management and loss of existing or new business because of the death of a key individual. For these reasons, the Compensation Committee and the Board authorized the Bank to establish the Supplemental Executive Retirement Deferred Compensation Plan (“SERDCP”), a non-qualified deferred compensation plan. Certain executives, as identified by the Compensation Committee, are entitled to participate in the SERDCP.  The SERDCP is intended to provide a source of funds for participants’ retirement through the Bank’s purchase and ownership of key man insurance coverage in the form of a variable adjustable life policy in an amount approved by the Compensation Committee and the Board for each participant. The annual premium payment covers the cost of providing the Bank with a full death benefit for the face amount of the policy, and the cost of providing the executive the deferred compensation retirement benefit or a death benefit to the executive’s beneficiaries in the event of the executive’s death before retirement. Earnings are based upon the participant’s discretionary selection of investment opportunities available through the insurance provider to develop the cash surrender value of the portion of the premiums paid and allocated for that purpose.
In the event of the participant’s retirement, the cash surrender value of the policy can be paid out in a lump sum or in installments not to exceed ten years. The participant can also elect to receive the insurance policy net of a distribution of cash value sufficient to pay taxes upon receipt of the policy. In the event of the participant’s death, an amount equal to the greater of the cash surrender value or a stated death benefit, as described in the SERDCP document, would be paid to the participant’s beneficiary.
Tax and Accounting Treatment of Executive Compensation
Deductibility of Executive Compensation
The Compensation Committee is aware of the limits set on individual grants to provide for the Company’s deductibility of options and performance-based awards under Section 162(m) of the Code. Individual grants of options and stock appreciation rights are limited to 100,000 shares during any three consecutive calendar years; individual grants of restricted stock, restricted stock units, performance shares, and performance units are limited to 50,000 during any three consecutive calendar years. Performance measures are included in the 2014 Plan as required for performance shares and performance units to qualify for exemption under Section 162(m).

Nonqualified Deferred Compensation
Section 409A of the Code imposes election, payment, and funding requirements on “nonqualified deferred compensation” plans.  If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Certain awards that may be issued under the plan may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code.
Prohibition against Hedging
The Board has approved a policy that prohibits our directors and executive officers from hedging their ownership of our shares of common stock including trading in options, puts, calls or other derivative instruments relating to our securities.

2014 Advisory Vote on Executive Compensation
The Company provided shareholders a non-binding advisory vote on executive compensation in 2014. At the Company’s 2014 Annual Meeting of Shareholders, shareholders expressed substantial support for the compensation of the Company’s named executive officers, with approximately 98% of the votes cast for approval of the “say-on-pay” vote on executive compensation. The Compensation Committee considered the results of the 2014 advisory vote. The Compensation Committee also considered many other factors in evaluating the interaction of the Company’s compensation programs with its business objectives. While all of these factors bore on the Compensation Committee’s decisions regarding named executive officer compensation, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the shareholders’ 2014 “say-on-pay” advisory vote.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers for 2014, which includes our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated officers who were serving as executive officers in 2014. The information in the following table is provided for the fiscal years ended December 31, 2014, 2013, and 2012, and includes all compensation awarded to, earned by, or paid to our named executive officers during the years indicated:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
R. Marc Langland, Chairman of the Board of the Company and the Bank(6):
	2014	$156,100	N/A	$—	$—	$—	$—	$11,370	$167,470
	2013	$160,000	N/A	$—	$—	$—	$—	$11,370	$171,370
	2012	$226,292	N/A	$—	$—	$—	$12,322	$117,631	$356,245
Joseph M. Schierhorn, Executive Vice President, Chief Operating Officer of the Company and President and Chief Operating Officer of the Bank(7):
	2014	$259,813	N/A	$33,363	$33,367	$42,767	$1,200	$105,690	$476,200
	2013	$251,613	N/A	$39,432	$26,312	$37,865	$63,193	$104,182	$522,597
	2012	$243,916	N/A	$29,508	$19,678	$41,251	$19,199	$103,010	$456,562
Joseph M. Beedle, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank(8):
	2014	$271,459	N/A	$42,884	$42,897	$47,876	$1,297	$151,854	$558,267
	2013	$262,525	N/A	$46,412	$30,952	$42,329	$28,087	$150,392	$560,697
	2012	$254,977	N/A	$43,284	$28,858	$46,208	$1,951	$149,179	$524,457
Steven L. Hartung, Executive Vice President, Corporate Development and Affiliate Relations of the Company and the Bank(9):
	2014	$241,480	N/A	$27,962	$27,970	$39,749	$1,872	$82,250	$421,283
	2013	$230,551	N/A	$30,174	$20,118	$35,736	$—	$80,338	$396,917
	2012	$230,501	N/A	$29,508	$19,678	$38,988	$2,774	$78,651	$400,100
Latosha M. Frye, Executive Vice President, Chief Financial Officer of the Company and the Bank(10):
	2014	$134,572	$7,500	$19,069	$19,066	$18,987	$—	$8,519	$207,713

(1)
The amounts listed for each named executive officer’s stock award represent the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718 and are based on the price of the Company’s stock at the close of business on the date of each grant.

(2)
The amount listed for each named executive officer’s option award represents the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718.  See further discussion about the assumptions used in the pricing model at Note 19 in the Company’s Annual Report on Form 10-k for the year ended December 31, 2014.

(3)
The amount listed for each named executive officer represents the individual’s performance based payment earned in such fiscal year, but paid in the following fiscal year, as calculated according to the provisions of the Company’s Profit Sharing Plan in 2014, 2013 and 2012 as approved by the Compensation Committee. See Non-Equity Incentive Plan Awards and Employment Agreements contained herein this Proxy Statement.

(4)	The amount listed for each named executive officer under this category is the excess earnings on the named executive officer’s account over 120% of the federal rate for each applicable year.

(5)	The amount listed for each named executive officer represents items of compensation not reflected elsewhere in this Summary Compensation Table:

The aggregate total of all other compensation disclosed for Mr. Langland for 2013 represents a car lease.

The aggregate total of all other compensation disclosed for Mr. Schierhorn for 2014 is equal to the amounts of $14,300 and $8,400, representing contributions to the Company’s 401k savings plan for Mr. Schierhorn and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Schierhorn in the amounts of $37,998 and $44,992, respectively. These amounts contributed to the SERP and SERDCP for Mr. Schierhorn are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Beedle for 2014 is equal to the amounts of $14,300 and $8,400, representing contributions to the Company’s 401k savings plan for Mr. Beedle and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Beedle in the amounts of $39,625 and $89,529, respectively. These amounts contributed to the SERP and SERDCP for Mr. Beedle are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Hartung for 2014 is equal to the amounts of $14,300, $8,400, and $59,550 representing contributions to the Company’s 401k savings plan for Mr. Hartung, a car allowance, and the Company’s contribution to the SERP for Mr. Hartung, respectively. The amount contributed to the SERP for Mr. Hartung is disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Ms. Frye for 2014 represents contributions to the Company’s 401k savings plan for Ms. Frye.

(6)	Mr. Langland served as President and Chief Executive Officer of the Company in 2014 until his resignation, effective January 1, 2015. He remains Chairman of the Board.

(7)	Mr. Schierhorn served as the Company's Chief Financial Officer from 2001 to May 15, 2014 and served as Corporate Secretary of the Company from 2013 until March 2015.

(8)	Mr. Beedle served as Executive Vice President of the Company from 2006 to 2015 until his appointment as President and Chief Executive Officer of the Company in January 2015.

(9)	Mr. Hartung served as Executive Vice President, Chief Credit Officer of the Company in 2014.

(10)	Ms. Frye was appointed the Company’s Chief Financial Officer on May 15, 2014.

Employment Agreements
The Company and the Compensation Committee share the philosophy that employment agreements serve to further strengthen the relationships between the Company, its key executives, and its shareholders, particularly in light of the highly competitive climate in which the Bank and the Company currently operate.
The employment agreements at December 31, 2014 for Messrs. Langland, Schierhorn, Beedle, and Hartung included the following entitlements: a monthly automobile allowance, reasonable health insurance, disability and other employee benefits on a basis at least as favorable as that accorded to any other officer, as well as allowance for adjustments to annual base salary as deemed appropriate by the Compensation Committee. The employment agreement at December 31, 2014 for Ms. Frye included the same entitlements, excluding a monthly automobile allowance.

Messrs. Langland and Hartung entered into new employment agreements effective January 1, 2015. Messrs. Schierhorn and Beedle and Ms. Frye entered into new employment agreements effective March 27, 2015. The contracts of Messrs. Schierhorn, Beedle and Hartung and Ms. Frye included nearly identical terms and provisions as their previous employment agreements, with the exception that the new employment agreements: (i) increase the base salary multiple payable in the event of a change-of-control from one times such executive’s highest base salary over the prior three years to two times such amount; and (ii) add an amount equal to two times the average of such executive’s profit share received in the prior three years to be paid in the event of a change-of-control. The new employment agreements for each of Messrs. Langland, Beedle, Schierhorn, and Hartung and Ms. Frye also change the length of time during which the Company will provide continuing health and dental benefits from 18 months to two years, in the event of a change-of-control or termination without cause or for good reason. Finally, the new employment agreements between each of Messrs. Langland, Beedle, Schierhorn, and Hartung reflect the deletion of the car allowances previously granted to these executives.

In addition, the terms of Mr. Langland’s new employment agreement provide for a change in Mr. Langland’s title to Chairman of the Board of Directors of the Company and the Bank, as well as an adjustment in Mr. Langland’s base salary to $100,000. Mr. Beedle’s new employment agreement provides for a change in Mr. Beedle’s title to President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, as well as an adjustment in Mr. Beedle’s base salary to $290,000. The terms of Mr. Schierhorn’s new employment agreement provide for a change in Mr. Schierhorn's title to President and Chief Operating Officer of the Bank and an adjustment in Mr. Schierhorn’s base salary to $285,000. The terms of Mr. Hartung’s new employment agreement provide for an adjustment in Mr. Hartung’s base salary to $253,148. The terms of Ms. Frye’s new employment agreement provide for an annual contribution to the Company's supplemental executive retirement plan equal to five percent of her base salary and provide for an adjustment in Ms. Frye's base salary to $160,000. Each of the new employment agreements has an initial term ending on December 31, 2015, which term will be automatically extended for additional one-year terms unless at least 90 days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.

All of the employment agreements except that of Mr. Langland reflect the named executive officer’s eligibility to participant in the Company’s Profit Sharing Plan.  The named executive officers agree to a Covenant Not to Compete, which stipulates that for a period of one year following termination of the agreement, or one year following the close of a transaction constituting a change of control, they will not be directly or indirectly employed by or own any business activity that is competitive with the Company or Bank. As defined in each of their employment agreements, each of the named executive officers except Mr. Langland is entitled to the severance benefits discussed herein under the heading Potential Payments Upon Termination or Change of Control.    Severance benefits were removed from Mr. Langland’s benefit package in 2012 as part of his transition to part time employment with the Company.
R. Marc Langland
The employment agreement dated January 1, 2015 between the Company, the Bank, and R. Marc Langland, our Chairman of the Company and the Bank, reflects Mr. Langland’s current annual salary, $100,000. Pursuant to the terms of his previous employment agreement, Mr. Langland received an annual salary of $156,100 in 2014, which reflected his request to lower his salary and decrease his work schedule commencing in 2012.  Mr. Langland is entitled to participate in the Company’s SERP, however no additional contributions will be made on his behalf except for interest earnings on his current accruing balance.  Interest on the accruing balance is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. In connection with his transition to part-time employment with the Company in 2012, Mr. Langland no longer participates in the Company’s SERDCP plan and withdrew the balance of his SERDCP benefits in accordance with the terms of the plan in December 2012. See further discussion of Mr. Langland’s benefit distributions in the NonQualified Deferred Compensation section of this proxy statement below.
Joseph M. Schierhorn
The employment agreement dated March 27, 2015 between the Company, the Bank, and Joseph M. Schierhorn, our Executive Vice President, Chief Operating Officer of the Company, and President and Chief Operating Officer of the Bank, reflects Mr. Schierhorn’s annual salary of $285,000.  Mr. Schierhorn received $259,813 in salary in 2014, which reflected the $253,321 annual salary specified in his previous employment agreement combined with salary increases approved by the Compensation Committee in 2014. A profit sharing allocation of $42,767 was earned by Mr. Schierhorn in 2014 under the provisions of the Company's Profit Sharing Plan.  Mr. Schierhorn is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Schierhorn’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $1 million and a future retirement benefit for Mr. Schierhorn.

Joseph M. Beedle
The employment agreement dated March 27, 2015, between the Company, the Bank, and Joseph M. Beedle, our President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, reflects Mr. Beedle’s annual salary of $290,000. Mr. Beedle received $271,459 in salary in 2014, which reflected the $264,169 annual salary specified in his previous employment agreement combined with salary increases approved by the Compensation Committee in 2014. A profit sharing allocation of $47,876 was earned by Mr. Beedle in 2014, under the provisions of the Company's Profit Sharing Plan.  Mr. Beedle is entitled to receive an annual contribution equal to 20% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Beedle’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2 million and a future retirement benefit for Mr. Beedle.
Steven L. Hartung
The employment agreement dated January 1, 2015, between the Company, the Bank, and Steven L. Hartung, our Executive Vice President, Corporate Development and Affiliate Relations, reflects Mr. Hartung’s annual salary of $253,148.  Mr. Hartung received $241,480 in salary in 2014, which reflected the $238,198 annual salary specified in his previous employment agreement combined with salary increases approved by the Compensation Committee in 2014. A profit sharing allocation of $39,749 was earned by Mr. Hartung in 2014, under the provisions of the Company's Profit Sharing Plan.  Mr. Hartung is entitled to receive an annual contribution equal to 20% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Latosha M. Frye
The employment agreement dated March 27, 2015, between the Company, the Bank, and Latosha M. Frye, our Executive Vice President and Chief Financial Officer, reflects Ms. Frye’s annual salary of $160,000.  Ms. Frye received $134,572 in salary in 2014. A profit sharing allocation of $18,987 was earned by Ms. Frye in 2014, under the provisions of the Company's Profit Sharing Plan.  Ms. Frye is entitled to receive an annual contribution equal to 5% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Potential Payments Upon Termination or Change in Control
In accordance with the terms of the 2014 Plan, which applied to all named executives, if the Company or the Bank is subjected to a change of control, any outstanding stock option grants or stock awards held by the named executive officers would not automatically vest.  However, if the awards were not assumed by or replaced with comparable awards by the successor company, the Compensation Committee may, at its sole discretion, immediately vest all shares.
Additionally, the current employment agreements with Mr. Schierhorn, Mr. Beedle, Mr. Hartung, and Ms. Frye specify that if the Company or the Bank is subjected to a change of control and either the Company terminates a named executive officer’s employment without cause or if a named executive terminates his or her employment for good reason within 730 days of the change in control, the named executive is entitled to:

•	all base salary earned and all reimbursable expenses incurred through the termination date payable by the Company in a lump sum no later than 45 days after the day on which employment is terminated;
•	an amount equal to two times his or her highest base salary over the prior three years also payable by the Company in a lump sum no later than 45 days after the day on which employment is terminated;
•
an amount equal to two times his or her average profit share received over the prior three years payable by the Company in a lump sum no later than 45 days after the day on which employment is terminated;

•	the continuation of health and insurance benefits for two years following the termination date of his or her agreement; and
•	receive age credit and credit for period of service towards all SERP plans for the remaining period of time covered by each named executive officer’s individual employment agreement

For Mr. Schierhorn, Mr. Beedle, Mr. Hartung, and Ms. Frye, if the Company terminates the named executive officer’s employment without cause, or if he or she terminates his or her employment for good reason, the named executive officer’s is entitled to:

•
all base salary earned and all reimbursable expenses incurred under the agreement through his or her termination date payable by the Company in a lump sum no later than 45 days after the day on which employment is terminated;

•	an amount equal to one times his or her highest base salary over the prior three years, to be paid on the first day of the month following a period of six months after the termination;
•	continuation of health and insurance benefits for 12 months following the termination date of his agreement; and
•	receive age credit and credit for period of service towards all SERP plans for the remaining period of time covered by each named executive officer’s individual employment agreement.

For Mr. Schierhorn, Mr. Beedle, Mr. Hartung, and Ms. Frye, in the event the Company terminates the named executive officer’s employment for cause or the named executive officer terminates his or her employment for without good reason, the named executive officer is entitled only to payment of all base salary earned and all reimbursable expenses incurred through the termination date payable upon the effective date of termination and will have no right to receive compensation or other benefits for any period after termination.
In accordance with the terms of his most recent employment agreement, Mr. Langland is not entitled to any payments if the Company or the Bank is subjected to a change of control, if the Company terminates Mr. Langland’s employment with or without cause, or if Mr. Langland terminates his employment for good reason or without good reason, except for base salary earned but not yet paid and all reimbursable expenses incurred as of the termination date, age credit and credit for period of service towards all SERP plans for the remaining period of time covered by his employment agreement, and a continuation of health and insurance benefits for 24 months following the termination date of such agreement.
If the Company terminates the employment of Messrs. Langland, Schierhorn, Beedle, Hartung or Ms. Frye on account of any mental or physical disability that prevents him or her from performing his or her duties, then he or she is entitled to one lump sum payment, on the first day of the month following a period of six months after employment was terminated, of all base salary earned and reimbursable expenses incurred through the termination date, as well as full base salary and health and dental insurance benefits provided, at the Company’s expense, for one year following the termination date.
If a named executive officer’s employment agreement is terminated due to his or her death, under the terms of the agreement, his or her beneficiaries will receive that portion of his or her base salary that otherwise would have been paid to him or her for the month in which his or her death occurred and any other amounts due him or her pursuant to the Company’s SERP, any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to him or her by the Company according to the terms of the respective plans.
The following table sets forth potential payments payable to our named executive officers in the event of termination of their employment or a change of control of the Company or the Bank as of December 31, 2014 under the provisions of their employment agreements as described above. The value of unvested options and restricted stock units in the discussion below is based on the closing price of the Company’s common stock on December 31, 2014 at $26.24 per share.

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
R. Marc Langland
Termination by Employer Without Cause	$5,000	$—	$—	$—	$—
By Executive For Good Reason	$5,000	$—	$—	$—	$—
Termination by Employer for Cause	$5,000	$—	$—	$—	$—
By Executive Without Good Reason	$5,000	$—	$—	$—	$—
Change in Control:
Without Cause	$5,000	$—	$—	$—	$—
For Good Reason within 730 days of change in control	$5,000	$—	$—	$—	$—
Death	$5,000	$—	$—	$—	$1,594,557
Disability	$5,000	$40,000	$—	$—	$25,258

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Schierhorn
Termination by Employer Without Cause	$14,250	$285,000	$—	$—	$—
By Executive For Good Reason	$14,250	$285,000	$—	$—	$—
Termination by Employer for Cause	$14,250	$—	$—	$—	$—
By Executive Without Good Reason	$14,250	$—	$—	$—	$—
Change in Control:
Without Cause	$14,250	$651,256	$—	$—	$—
For Good Reason within 730 days of change in control	$14,250	$651,256	$—	$—	$—
Death	$14,250	$—	$16,585	$113,724	$893,989
Disability	$14,250	$189,000	$16,585	$113,724	$—

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Beedle
Termination by Employer Without Cause	$14,500	$290,000	$—	$—	$18,943
By Executive For Good Reason	$14,500	$290,000	$—	$—	$18,943
Termination by Employer for Cause	$14,500	$—	$—	$—	$—
By Executive Without Good Reason	$14,500	$—	$—	$—	$—
Change in Control:
Without Cause	$14,500	$670,942	$—	$—	$18,943
For Good Reason within 730 days of change in control	$14,500	$670,942	$—	$—	$18,943
Death	$14,500	$—	$22,046	$148,361	$1,084,339
Disability	$14,500	$194,000	$22,046	$148,361	$12,629

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Steven L. Hartung
Termination by Employer Without Cause	$12,657	$253,148	$—	$—	$37,887
By Executive For Good Reason	$12,657	$253,148	$—	$—	$37,887
Termination by Employer for Cause	$12,657	$—	$—	$—	$—
By Executive Without Good Reason	$12,657	$—	$—	$—	$—
Change in Control:
Without Cause	$12,657	$582,612	$—	$—	$37,887
For Good Reason within 730 days of change in control	$12,657	$582,612	$—	$—	$37,887
Death	$12,657	$—	$14,739	$98,295	$494,913
Disability	$12,657	$157,148	$14,739	$98,295	$25,258

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Latosha M. Frye
Termination by Employer Without Cause	$8,000	$160,000	$—	$—	$30,780
By Executive For Good Reason	$8,000	$160,000	$—	$—	$30,780
Termination by Employer for Cause	$8,000	$—	$—	$—	$—
By Executive Without Good Reason	$8,000	$—	$—	$—	$—
Change in Control:
Without Cause	$8,000	$350,456	$—	$—	$30,780
For Good Reason within 730 days of change in control	$8,000	$350,456	$—	$—	$30,780
Death	$8,000	$—	$—	$65,101	$8,519
Disability	$8,000	$64,000	$—	$65,101	$20,520

In addition to the above provisions, the employment agreements of Messrs. Langland, Schierhorn, Beedle, Hartung and Ms. Frye contain what is commonly referred to as a “claw back provision” with respect to bonuses or profit sharing allocations paid under the Company's Profit Sharing Plan. Under this provision, if the Company is required to restate the financial statements due to material noncompliance with generally accepted accounting principles, the Company will recover from the named executives any excess incentive compensation that was paid as a result of the restatement during the three years prior to the restatement.

Grants of Plan-Based Awards
The Compensation Committee approved awards under our Profit Sharing Plan and awarded stock options and restricted stock grants under our 2014 Stock Incentive Plan to our named executive officers during 2014. Set forth below is information regarding awards granted during 2014:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards per share	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
Joseph M. Schierhorn	11/19/2014	$31,531	NA	$48,350	$—	1,223	4,958	$27.28	$66,731
Joseph M. Beedle	11/19/2014	$35,297	NA	$54,126	$—	1,572	6,374	$27.28	$85,781
Steven L. Hartung	11/19/2014	$29,306	NA	$44,939	$—	1,025	4,156	$27.28	$55,932
Latosha M. Frye	11/19/2014	$13,999	NA	$21,466	$—	699	2,833	$27.28	$38,135

Profit Sharing Plan The dollar values reflected in the above table as to estimated future payouts under the non-equity  incentive plan awards to the named executives are based on a formula driven methodology applied to determine the annual profit sharing allocation to the Company’s Profit Sharing Plan participants recommended by the Chief Executive Officer as described above in the section entitled “Performance Based Annual Payment”.  The Company’s Profit Sharing Plan defines minimum threshold and maximum payouts but it does not define a target payout.
2014 Employee Stock Incentive Plan The provisions of the 2014 Plan under which the above grants were made permit the Compensation Committee flexibility in determining the terms of the stock option agreements and letter agreements for stock and restricted units granted, respectively, as related to the death, disability, retirement, and termination of the employee, and in the event of a change in control.
Shares Available for Issuance
The 2014 Plan provides that a total of 350,000 shares may be issued to eligible participants.  Additionally, any shares under the 2014 Plan that are forfeited back to the Company and shares that are withheld by the Company to pay for taxes with respect to awards other than options or stock appreciation rights shall again be available for issue pursuant to new awards granted under this plan. For purposes of calculating available shares, stock options or stock appreciation rights granted are counted as one share for every one share granted, and any shares that are subject to awards other than stock options or stock appreciation rights are counted as three shares for every one share granted. As of December 31, 2014 under the 2014 Plan there were a total of 179,990 options, 59,486 shares of restricted stock, and no performance shares or performance units outstanding and there were 287,043 shares available for issuance.
Stock Options
The 2014 Plan provides that the exercise price of stock options or any other awards as set by the Compensation Committee shall in no event be less than 100% of the fair market value of the shares at the close of business on the date of grant. Outstanding options may not be repriced without shareholder approval. All options granted under the 2014 Plan will expire not more than 10 years from the date of grant. Each option is exercisable subject to the vesting schedule determined by the Compensation Committee. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including shares of the Company’s common stock, as the Compensation Committee deems acceptable.
Stock Awards
Stock awards are earned and vest over a period of at least three years and can be governed by conditions, restrictions, and contingencies determined at the discretion of the Compensation Committee such as continuous service and/or the achievement of performance goals. The stock awards will be in the form of restricted stock, restricted units, performance shares, and performance units.

Stock Appreciation Rights
The 2014 Plan also authorizes the grants of stock appreciation rights, which are grants of rights that entitle the holder to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights may be granted in connection with options or separately. Similarly, the 2014 Plan authorizes the grant of dividend equivalent rights, either in connection with other awards (particularly stock awards and stock appreciation rights) or separately.
Administration
Historically, it has been the Compensation Committee’s overall practice to consider and grant stock based incentives to employees in the fourth quarter of the Company’s fiscal year. In the fourth quarter of 2014, the Compensation Committee analyzed and considered the estimated impact of proposed grants on the Company’s income statement, as well as the potential dilution from options outstanding and available for future grant. The Compensation Committee determined that the potential dilution as a percentage of fully diluted shares outstanding is close to our peer median, and the Company’s shares granted in 2014 as a percent of fully diluted shares outstanding was 0.59% as compared to 0.61% for our peer median.  Peer median data was obtained from data received from FWCC, an independent, nationally recognized compensation consulting firm, in 2014. The banks that were used to obtain this peer group median are fifteen Pacific Northwest and California commercial banks similar in size to Northrim:   TriCo Bancshares, F & M BanCorp, Cascade BanCorp, First Financial Northwest, Inc., Pacific Continental, Heritage Financial, Riverview Bancorp, North Valley Bancorp, Bank of Commerce, Bank of Marin Bancorp, First Northern Community Bancorp, Home Street, Inc., Intermountain Community Bancorp, Oak Valley Bancorp, and Pacific Financial.
Amendment and Termination
The 2014 Plan may be modified, amended or terminated by the Board, except that shareholder approval is required for any amendment which increases the number of shares subject to the 2014 Plan other than in the cases of certain automatic adjustments such as changes in capitalization, which increase or expand the category of eligible recipients, or whenever applicable law requires that a proposed amendment of the 2014 Plan receive shareholder approval. The Compensation Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not terminate the option or otherwise adversely affect the holders of such stock options without the holders’ consent.  Amendments to terms and conditions of outstanding stock options are subject to veto by the Board.
Shares of Common Stock Authorized for Issuance under Equity Compensation Plans
The following table sets forth information regarding securities authorized for issuance under the Company’s equity plans as of December 31, 2014:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c )
Equity compensation plans approved by security holders	239,476	$16.41	287,043

(1) Includes 40,439 outstanding awards granted under the 2014 Plan and 199,037 award granted under previous stock option plans.
We do not have any equity compensation plans that have not been approved by our shareholders.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity award holdings, as adjusted for dividends, held by our named executive officers as of December 31, 2014:

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
R. Marc Langland	5,642	—	—	$23.00	11/1/2017	—	$—	—	—
	4,959	—	—	$25.94	11/1/2016	—	$—	—	—

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joseph M. Schierhorn	—	4,958	—	$27.28	11/19/2024	4,334	$113,724	—	—
	1,569	3,138		$23.74	10/23/2023	—	$—	—	—
	2,968	1,484	—	$20.35	11/14/2022	—	$—	—	—
	4,216	—	—	$18.40	11/16/2021	—	$—	—	—
	2,910	—	—	$18.13	11/16/2020	—	$—	—	—
	2,992	—	—	$16.28	11/18/2019	—	$—	—	—
	3,341	—	—	$12.74	11/5/2018	—	$—	—	—
	3,922	—	—	$23.00	11/1/2017	—	$—	—	—
	2,399	—	—	$25.94	11/1/2016	—	$—	—	—
	3,358	—	—	$22.30	11/3/2015	—	$—	—	—
(1) The number of shares underlying unexercised options unexercisable as of December 31, 2014 total 9,580 in the aggregate and vest as follows:

October 23, 2015					1,569
November 14, 2015					1,484
November 19, 2015					1,653
October 23, 2016					1,569
November 19, 2016					1,652
November 19, 2017					1,653
(2) The number of shares or units of stock that have not vested as of December 31, 2014 total 4,334 in the aggregate and vest as follows:

November 14, 2015					1,450
October 23, 2016					1,661
November 19, 2017					1,223
(3) Based on the closing price of $26.24 per share of our shares of common stock on the NASDAQ Global Select Market on December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joseph M. Beedle	—	6,374	—	$27.28	11/19/2024	5,654	$148,361	—	—
	1,846	3,691	—	$23.74	10/23/2023	—	$—	—	—
	4,353	2,176	—	$20.35	11/14/2022	—	$—	—	—
	4,216	—	—	$18.40	11/16/2021	—	$—	—	—
	3,456	—	—	$18.13	11/16/2020	—	$—	—	—
	2,992	—	—	$16.28	11/18/2019	—	$—	—	—
	3,341	—	—	$12.74	11/5/2018	—	$—	—	—
	3,922	—	—	$23.00	11/1/2017	—	$—	—	—
	2,399	—	—	$25.94	11/1/2016	—	$—	—	—
(1) The number of shares underlying unexercised options unexercisable as of December 31, 2014 total 12,241 in the aggregate and vest as follows:

October 23, 2015					1,846
November 14, 2015					2,176
November 19, 2015					2,125
October 23, 2016					1,845
November 19, 2016					2,124
November 19, 2017					2,125
(2) The number of shares or units of stock that have not vested as of December 31, 2014 total 5,654 in the aggregate and vest as follows:

November 14, 2015					2,127
October 23, 2016					1,955
November 19, 2017					1,572
(3) Based on the closing price of $26.24 per share of our shares of common stock on the NASDAQ Global Select Market on December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Steven L. Hartung	—	4,156	—	$27.28	11/19/2024	3,746	$98,295	—	—
	1,200	2,399	—	$23.74	10/23/2023	—	$—	—	—
	2,968	1,484	—	$20.35	11/14/2022	—	$—	—	—
	4,216	—	—	$18.40	11/16/2021	—	$—	—	—
	2,915	—	—	$18.13	11/16/2020	—	$—	—	—
	2,992	—	—	$16.28	11/18/2019	—	$—	—	—
	3,341	—	—	$12.74	11/5/2018	—	$—	—	—
	3,922	—	—	$23.00	11/14/2017	—	$—	—	—
	2,399	—	—	$25.94	11/1/2016	—	$—	—	—
(1) The number of shares underlying unexercised options unexercisable as of December 31, 2014 total 8,039 in the aggregate and vest as follows:

October 23, 2015					1,199
November 14, 2015					1,484
November 19, 2015					1,385
October 23, 2016					1,200
November 19, 2016					1,386
November 19, 2017					1,385
(2) The number of shares or units of stock that have not vested as of December 31, 2014 total 3,746 in the aggregate and vest as follows:

November 14, 2015					1,450
October 23, 2016					1,271
November 19, 2017					1,025
(3) Based on the closing price of $26.24 per share of our shares of common stock on the NASDAQ Global Select Market on December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Latosha M. Frye	—	2,833	—	$27.28	11/19/2024	2,481	$65,101	—	—
(1) The number of shares or units of stock that have not vested as of December 31, 2013 total 2,833 in the aggregate and vest as follows:

November 19, 2015					944
November 19, 2016					945
November 19, 2017					944
(2) The number of shares or units of stock that have not vested as of December 31, 2014 total 2,481 in the aggregate and vest as follows:

November 14, 2015					886
October 23, 2016					896
November 19, 2017					699
(3) Based on the closing price of $26.24 per share of our shares of common stock on the NASDAQ Global Select Market on December 31, 2014.

Option Exercises and Stock Vested
The following table summarizes the aggregate options exercised and the value realized thereon held by our named executive officers during 2014.
Restricted Stock Units granted in 2011 became fully vested in 2014.  The number of shares listed in the following table represent the number of shares delivered to each named executive officer and valued at the fair market value of the Company’s stock at the close of business on their respective vesting dates.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
R. Marc Langland	15,472	$96,401	—	$—
Joseph M. Schierhorn	3,049	$9,421	1,572	$45,148
Joseph M. Beedle	—	$—	1,572	$45,148
Steven L. Hartung	—	$—	1,572	$45,148
Latosha M. Frye	—	$—	923	$26,509

Pension Benefits
The Company does not sponsor or have any provisions under which the named executive officers can participate or have account balances in qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation
The following table summarizes the activity related to our nonqualified deferred compensation arrangement during 2014:

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)(6)	Aggregate Earnings in Last Fiscal Year (3)(7)	Aggregate Withdrawals/ Distributions (5)	Aggregate Balance at Last Fiscal Year End (4)
R. Marc Langland	$—	$—	$34,023	$227,383	$1,594,557
Joseph M. Schierhorn	$—	$82,990	$23,451	$—	$879,689
Joseph M. Beedle	$—	$129,154	$13,250	$—	$1,070,039
Steven L. Hartung	$—	$59,550	$19,121	$—	$480,613
Latosha M. Frye	$—	$—	$—	$—	$—

(1)	None of the named executive officers made contributions under the DCP for 2014.

(2)
Includes $37,998, $39,625, and $59,550 in contributions to the SERP for Messrs. Schierhorn, Beedle, and Hartung, respectively, in 2014. Includes $44,992 and $89,529, in contributions to the Company’s SERDCP through payment of annual premiums on variable adjustable life insurance policies in 2014 for Messrs. Schierhorn and Beedle, respectively.

(3)
Includes earnings of $10,788 on Mr. Langland’s contributions under the DCP for 2014. Includes earnings of $23,235, $12,246, $13,250, and $19,121 under the SERP for Messrs. Langland, Schierhorn, Beedle, and Hartung, respectively. Includes earnings of $11,205 for Mr. Schierhorn under the SERDCP for 2014.

(4)
Includes $341,860 in Mr. Langland’s plan asset balance under the Company’s DCP for 2014. Includes $1,252,697, $307,719, $332,127, and $480,613, for Messrs. Langland, Schierhorn, Beedle, and Hartung, respectively, in plan asset balances under the SERP for 2014. Includes $571,970 and $737,912 in plan asset balances for Messrs. Schierhorn and Beedle, respectively, under the SERDCP for 2014.

(5)
Includes distributions from Mr. Langland’s plan asset balances under the Company’s DCP and SERP plans of $57,836 and $169,547. These distributions were taken in accordance with the respective plan provisions, Mr. Langland’s transition to part time service with the Company.

(6)
In reference to the amounts reporting in the Company Contributions in Last Fiscal Year column above, these amounts were reported as compensation in the Summary Compensation Table for the fiscal year ended December 31, 2014.

(7)
A portion of the named executives’ earnings noted in the Aggregate Earnings in Last Fiscal Year column is reported as excess earnings for the fiscal years ended December 31, 2014, 2013, and 2012 under the column in the Summary Compensation Table, Change in Pension Value and Nonqualified Deferred Compensation Earnings with excess earnings identified by footnote to the table.

Director Compensation
Directors who are Company employees receive no additional fee for service as a director.  Except for Messrs. Langland and Beedle, the eleven remaining named directors in 2014 were non-officers of the Company and the Bank.  In 2014, non-officer directors were entitled to the payment of $900 for each Board meeting attended  and $750 for attendance at each meeting of the committees on which they served, with the exception of the chairpersons of the Audit, Governance and Nominating, and Compensation Committees who received $1,500 for each committee meeting attended. In 2014,  all non-officer directors except Mr. Swalling received a $10,000 annual cash retainer. Mr. Swalling, who serves as the Company's lead director, received a $13,000 annual cash retainer in 2014. Additionally, all non-officer directors received an additional $10,000 in cash with the intention that it be used for the purchase of the Company’s common stock on the open market.
The Alaska Banking Code requires that each director of a state bank shall own at least an aggregate fair market value of $1,000 in the common or preferred stock in such state bank or the controlling entity of such state bank. All of the Company’s current directors are currently in compliance with the share ownership provisions of the Alaska Banking Code.

The following table sets forth a summary of the compensation that was earned by our non-management directors in 2014:
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Total
Larry S. Cash	$32,750	$32,750
Mark G. Copeland	$38,600	$38,600
Ronald A. Davis	$38,000	$38,000
Anthony Drabek	$29,000	$29,000
Karl L. Hanneman	$28,633	$28,633
Richard L. Lowell	$48,500	$48,500
David J. McCambridge	$41,000	$41,000
Irene Sparks Rowan	$27,200	$27,200
John C. Swalling	$44,000	$44,000
Linda C. Thomas	$27,883	$27,883
David G. Wight	$38,750	$38,750

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the 1934 Act ("Section 16(a)") requires that the Company’s officers and directors and persons who own more than 10% of the Company’s outstanding shares of common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of these reports and upon written representations by the Company’s directors and officers regarding their compliance with the applicable reporting requirements under Section 16(a), the Company believes that all of the Company’s directors and officers filed all reports required by Section 16(a) in a timely manner for the year ended December 31, 2014.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
Bank Loan Transactions
As prescribed by regulation and specifically incorporated into the Bank’s Loan Policy, Regulation O promulgated under the Federal Reserve Act, governs loans made to or guaranteed by directors, executive officers, and principal shareholders or their related interests. As a group, these people and related interests are referred to as “insiders.” All loans subject to Regulation O, which include new, modified and/or increased loans to insiders, or loans guaranteed by insiders are further subject to the provisions and procedures of the Bank’s Loan Policy.  The Bank’s Loan Policy requires that loans to insiders, after proper approval by the Bank’s Loan Committee, must also be approved by a majority of the Bank’s directors who are not members of the Loan Committee.  Director approval of those loans is documented and provided to the Board.
During 2014, certain directors and executive officers of the Company and the Bank and/or their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. All transactions between the Bank and directors, executive officers, and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank.  These transactions did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2014, the Bank had outstanding $2.3 million in loans to directors and their related interests.  The Bank did not have any unfunded loan commitments to these directors and their related interests at December 31, 2014.
Other Related Party Transactions
Under our Corporate Governance Guidelines, directors are required to disclose to the Governance and Nominating Committee any financial interest or personal interest that such director may have in any contract or transaction being considered by the Board for approval.  The Governance and Nominating Committee is charged with review and approval of all related person transactions.  All proposed related person transactions that are not subject to Regulation O must be presented to the Governance and Nominating Committee and ultimately to the Board for review, discussion, and consideration. In addition, any interested director, after full disclosure, does not participate in the discussion related to and abstains from voting on the transaction or issue brought before the Board.
Mr. Richard Lowell served on the Board of the Company and the Bank since the inception of the Bank in 1990 until his death in February of 2015. Mr. Tim Brady, who was the son-in-law of Mr. Lowell, is the President of Ken Brady Construction, Inc., a general contractor specializing in design/build and traditional public works projects.  During 2013 and 2014, Ken Brady Construction, Inc. served as the general contractor with respect to several construction projects for the Bank.  Ken Brady Construction, Inc. received a total of approximately $1.2 million and $5.4 million in payments from the Bank for general contracting services provided in 2013 and 2014, respectively.  Mr. Lowell had no ownership interest or other relationship in or with Ken Brady Construction, Inc.  The transactions which occurred in 2013 and 2014 between the Bank and Ken Brady Construction, Inc., were reviewed and discussed by the Governance and Nominating Committee and were approved by the Board. In all cases, Mr. Lowell abstained from the discussion and approval of these transactions. The amount of payments made to Ken Brady Construction, Inc. in 2014 exceed 5% of gross revenues for that company; therefore, the Governance and Nominating Committee of the Board determined that Mr. Lowell was not an independent director under the standards established by the NASDAQ Stock Market during 2014.
The Bank engaged the services of RIM Architects, LLC, an architectural and design firm, for work related to several construction projects in 2014. Mr. Larry Cash serves as President and CEO of RIM Architects, LLC. During 2014, RIM Architects, LLC received approximately $208,000 in payments from the Bank for general architectural design services. The transactions which occurred in 2014 between the Bank and RIM Architects, LLC, were reviewed and discussed by the Governance and Nominating Committee and were approved by the Board. Mr. Cash abstained from the discussion and approval of these transactions.
During 2014, neither the Company nor the Bank participated in any additional transactions with related persons that had a direct or indirect material interest in an amount exceeding $120,000.  Except as disclosed above, there are no currently proposed transactions with related persons that exceed $120,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 13, 2015, by (i) each director and nominee for director of the Company; (ii) the Company's named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than 5% of the outstanding common stock (as adjusted for dividends), based solely upon statements made in filings with the Securities and Exchange Commission or other information the Company believes to be reliable:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
R. Marc Langland	149,338	(4)	2.2%
Larry S. Cash	7,516	(5)	*
Mark G. Copeland	19,348		*
Ronald A. Davis	8,354		*
Anthony Drabek	2,330		*
Karl L. Hanneman	2,500		*
David J. McCambridge	3,025		*
Irene Sparks Rowan	7,342		*
John C. Swalling	2,351		*
Linda C. Thomas	460		*
David G. Wight	12,000	(6)	*
Joseph M. Beedle	60,864	(7)	*
Steven L. Hartung	36,159	(8)	*
Latosha M. Frye	3,705		*
Joseph M. Schierhorn	51,521	(9)	*
All executive officers and directors as a group (15 persons)	366,813		5.3%

Ameriprise Financial, Inc.
145 Ameriprise Financial Center
Minneapolis, MN 55474	406,125	(10)	5.9%

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	395,696	(11)	5.8%

BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	459,179	(12)	6.7%

(1)	Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.
(2)	Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).
(3)
An asterisk indicates that beneficial ownership does not exceed 1% of all outstanding shares, in which case the percentage is not reflected in the table. The percentages shown are based on 6,854,189 shares of common stock deemed to be outstanding under applicable regulations as of April 13, 2015 (including options held by such persons exercisable within 60 days).

(4)	Includes options to purchase 10,601 shares exercisable within 60 days of the date of this proxy statement.
(5)	Includes 940 shares held in trust for Mr. Cash’s children.
(6)
Includes 8,000 shares held in trust for the benefit of Mr. Wight’s minor children and spouse.  Mr. Wight’s spouse is trustee of the trust.  Mr. Wight disclaims beneficial ownership of the shares held by the trust.

(7)	Includes options to purchase 26,525 shares exercisable within 60 days of the date of this proxy statement.
(8)	Includes options to purchase 23,953 shares exercisable within 60 days of the date of this proxy statement.
(9)	Includes options to purchase 27,675 shares exercisable within 60 days of the date of this proxy statement and 274 shares held by Mr. Schierhorn’s spouse to which he disclaims beneficial ownership.
(10)
Ameriprise Financial, Inc., in its capacity as investment adviser, may be deemed to beneficially own 406,125 shares along with its subsidiary Columbia Management Investment Advisers, LLC with shared voting and/or dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest. Based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2015.

(11)
Dimensional Fund Advisors, LP, in its capacity as investment advisor, may be deemed to beneficially own 395,696 shares with sole power to dispose or to direct the disposition of such shares which are held of record by its clients and disclaims any pecuniary interest. Based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2015.

(12)
BlackRock Inc., in its capacity as investment advisor, may be deemed to beneficially own 459,179 shares with sole power to dispose or to direct the disposition of such shares which are held of record by its clients. Based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2015.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The accounting firm of Moss Adams LLP has performed the audit of the financial statements for the Company for and as of the year ended December 31, 2014.  Representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire.  They also will be available to respond to appropriate questions.
Fees Billed By Independent Registered Public Accounting Firms During Fiscal Years 2014 and 2013
The following table itemizes fees billed the Company by Moss Adams LLP for professional services including the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal years 2014 and 2013, respectively:

	2014	2013
Audit fees	$285,000	$285,000
Audit related fees:
Audit of Benefit Plan	12,500	12,500
Other accounting services(1)	171,420	60,318
Tax fees:
Tax return preparation and related matters	80,952	75,000
Tax return preparation and related matters related to Alaska Pacific Bancshares	50,779	—
All other fees	—	—
Total Fees Paid	$600,651	$432,818

(1)Represents fees for due diligence and other merger related transaction services related to our acquisitions of Alaska Pacific Bancshares and Residential Mortgage Holding Company, LLC.
The Company requires that all non-audit services rendered to the Company by independent registered public accounting firms be pre-approved by the Audit Committee. The Audit Committee has delegated to its chairman the authority to address requests for pre-approval of services in an amount up to an aggregate of $50,000.  The chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases the Committee considers whether the provision of such services would impair the independence of the Company’s external registered public accounting firm.

COMMITTEE REPORTS
The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market, Inc. These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.
AUDIT COMMITTEE REPORT
The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial reporting process and financial statements and systems of internal controls;
•	The Company’s accounting practices and internal controls;
•	The independent registered public accounting firm’s qualifications, independence, and performance; and
•	The performance of the Company’s internal audit function.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2014 with the Company’s management and has discussed with Moss Adams LLP the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and external independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.  The Audit Committee also discussed with the independent registered public accounting firm the independent accountant’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2014, be included in the Company’s Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.
The Audit Committee does not believe the non-audit services provided by Moss Adams LLP called into question Moss Adams LLP’s independence.
Respectfully submitted by:

Audit Committee:
Mark G. Copeland, Chairman
David J. McCambridge
David G. Wight

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2015 Proxy Statement.
Respectfully submitted by:

Compensation Committee:
Ronald A. Davis, Chairman
Karl L. Hanneman
David J. McCambridge
John C. Swalling

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Executive compensation is an important matter for our shareholders. The Company’s named executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short and long term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the Company’s compensation philosophy and objectives and the 2014 compensation of the named executive officers.
In accordance with the Dodd-Frank Act and regulations passed by the Securities and Exchange Commission, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Moss Adams LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements for the fiscal years ended December 31, 2014, 2013, and 2012.
Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification.  However, the Board of Directors determined that submitting the appointment of Moss Adams LLP to the shareholders for ratification was a matter of good corporate practice.  If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain that firm.  However, if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different principal independent registered public accounting firm at any time.
Representatives of Moss Adams LLP are expected to be present at the Annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS
A shareholder proposing to transact business at the Company’s 2016 Annual Shareholders’ Meeting must provide notice of such proposal to the Company no later than March 2, 2016.  For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than December 17, 2015. If the Company receives notice of a shareholder proposal after March 2, 2016, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.

HOUSEHOLDING
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.
Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report or proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503.
Shareholders of record sharing an address can request delivery of a single copy of annual reports to security holders, proxy statements, and notices of internet availability of proxy materials by contacting the Company at: c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503.
2014 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — FORM 10-K
The Company’s 2014 Annual Report (which is not part of the Company’s proxy soliciting materials), and 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014, accompanies this proxy statement. These reports are also available at our website at www.northrim.com under “Investor Relations”. Additional hard copies will be furnished to shareholders upon request to: Corporate Secretary, Northrim Bank, P.O. Box 241489, Anchorage, Alaska 99524-1489, or by telephone to (907) 562-0062, or by fax to (907) 562-1758.

OTHER MATTERS
The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.
WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY OR VOTE USING THE INTERNET AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

EXHIBIT A: AUDIT COMMITTEE CHARTER
AUDIT COMMITTEE CHARTER
NORTHRIM BANCORP, INC. AND SUBSIDIARIES

This Audit Committee Charter has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors (the “Board”) on recommendation by the Audit Committee of the Board (the “Committee”).

PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company and its subsidiaries.

•	Review the qualifications, independence and performance of the Company’s internal and external auditors.

•	Provide a free and open avenue of communication among the external auditors, management, the internal auditing department, and the Board.

COMMITTEE COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall, in the opinion of the Board, be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each Committee member shall meet the requirements of applicable rules and regulations, including the rules of The NASDAQ Stock Market, Inc. or any other exchange on which the Company’s securities are traded, and the rules and regulations of the Securities and Exchange Commission. The members of the Committee also shall meet all financial knowledge and experience qualifications required by those rules and regulations, as may be in effect from time to time.
Committee members shall be appointed by the Board. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership. The Committee shall maintain minutes of its meetings and regularly report to the Board on its activities.
The presence of a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the acts of a majority of the members of the Committee at a meeting at which a quorum is present shall be the acts of the Committee. The Committee may, in its discretion, delegate any of its specific duties or responsibilities to individual Committee members or to subcommittees.
The Committee shall meet at least four times annually, or more frequently as the Committee considers necessary. At least once each year, the Committee or Chair shall have a private meeting with the internal and external auditors. The auditors and management may be invited by the Committee to participate in specific portions of Committee meetings to provide information and expertise and to facilitate discussion when appropriate.

RESPONSIBILITIES AND DUTIES

In fulfilling its oversight role, the Committee provides a vehicle for communication between the directors and the external auditors, the internal auditors, and financial management. It establishes a forum for an open exchange of views and information. The external auditors shall report directly to the Committee. The Committee shall report to the Board the matters reviewed and actions taken at each Committee meeting. The general activities of the Committee in carrying out its oversight role are described below. The Committee may consider undertaking additional duties to fulfill its oversight function.

Integrity of Financial Reporting

1.
Financial Reporting Generally. Meet to review and discuss, prior to filing, the annual audited financial statements and quarterly financial statements with management, the internal auditors and the external auditors. These discussions shall include any matters raised by the auditors, including any matters required to be discussed under Auditing Standards No. 16 (Communications with Audit Committees) and such other matters as the Committee or the auditors shall deem appropriate. Review other material written communications between the external auditors and management. Review with management and the external auditors the basis for their reports issued under 12 C.F.R. Part 363. Oversee the resolution of any disagreements between management and the external auditors.

2.
Fraud. Establish, oversee and review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.
Appropriate Response. Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee’s judgment could materially jeopardize the Company’s financial condition, results of operations and accuracy of the Company’s financial statements.

4.
Inclusion of Audited Financials in 10-K. Based on the Committee’s review of the financial statements and evaluation of the independence and qualifications of the auditors, the Committee shall make its recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

Oversight of Auditors

5.
Retention; Approval of Services. Pre-approve, appoint, compensate and determine retention terms for, and oversee, all audit and all permitted non-audit and tax services that may be provided by the Company’s external auditors. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. Receive and review audit reports, provide the auditors full access to the Committee, and the Board as appropriate.

6.
Auditor Independence. Obtain annually from the external auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees). The Committee shall actively discuss with the external auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

7.
Accounting Report. Review and discuss with the Company’s external auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the external auditors; and (3) other material written communication between the external auditors and management.

8.	Evaluation of Internal Controls. Discuss with management, the internal auditors and the external auditors the quality and adequacy of and compliance with the Company’s internal controls.

9.
Internal Audit Oversight. Oversee internal audit activities, including discussing with management and the internal auditors the internal audit function within the Company and its independence, objectivity, responsibilities, plans, results, budgets and staffing. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports. Approve the appointment and replacement of the Internal Audit Manager. The Internal Audit Manager, together with the internal audit function, shall report functionally to the Committee and administratively to the Chief Operating Officer.

10.
Legal. On at least an annual basis, review with management or Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

11.	Committee Report. Issue annually a Report of the Audit Committee to be included in the Company’s proxy statement, as required by applicable rules and regulations.

12.	Bank Audit Committee. Perform the audit committee functions specified by 12 C.F.R. Part 363 for depository institution subsidiaries of the Company.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the external auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management, the internal audit staff and the external auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

COMMITTEE CHARTER AND PERFORMANCE EVALUATION

The Committee shall review and assess the adequacy of this Charter annually.

COMMITTEE RESOURCES

In discharging its oversight responsibilities, the Committee is authorized to retain and obtain advice from legal, accounting, or other consultants or experts at its discretion and at the Company’s expense without prior permission of the Board or management. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the internal and external auditors as well as anyone in the Company or its subsidiaries. The Committee also will receive appropriate funding, as determined by the Committee, to accomplish its duties.

EXHIBIT B: COMPENSATION COMMITTEE CHARTER

NORTHRIM BANCORP, INC.
COMPENSATION COMMITTEE CHARTER
Approved by the Board of Directors February 26, 2015

This Charter of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Northrim Bancorp, Inc. (the “Company”) was adopted by the Board.
The membership of the Committee shall consist of at least three (3) members of the Board, each of whom is not an employee of or service provider to the Company and is free of any other relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each member of the Committee must qualify as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the income tax regulations promulgated thereunder, and as “non-employee directors” for the purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, each Committee member shall also be independent in accordance with the provisions of Rule 10C-1(b)(1) under the Exchange Act and meet the requirements of any other applicable rules and regulations, including the rules of The Nasdaq Stock Market or any other exchange on which the Company’s securities are traded.
The operation of the Committee shall be subject to the Company’s Bylaws and Alaska General Corporation Law as well as applicable banking and other law . The Board shall appoint one member of the Committee as its Chair. In the absence of the Chair, a quorum of the members may select an interim Chair. The Chair shall report to the Board from time to time, or whenever requested by the Board.
The Committee shall have at least three regular meetings each year and shall have such additional meetings as the Committee members deem appropriate. Officers of the Company may attend these meetings at the invitation of the Committee, except that (i) only Committee members may be present during any deliberations regarding the compensation of the Company’s Chief Executive Officer, and (ii) the Chief Executive Officer may be present (but can not vote) during any deliberations regarding the compensation of any other officer (as such term is defined in Rule 16a-1 promulgated under the Exchange Act).

Committee Responsibilities
A. In addition to such other duties as the Board may from time to time assign to it, the Committee shall perform the following functions:
Review the Company’s employee benefit programs and approve changes subject to Board or shareholder approval.
Review and approve annually the Company’s stated compensation strategy and The Compensation Discussion and Analysis included in the Company’s Proxy Statement.
Review and recommend for approval by the Board the individual elements of total compensation for the executive officers of Northrim Bank and the Company. In reviewing and recommending compensation of the Company’s Chief Executive Officer, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act.
Approve for submission to the Board and shareholders all new equity-related incentive plans for management and require that such plans be administered in a manner consistent with their terms.
Fix the terms and awards of stock compensation, if any, for key employees and members of the Board in accordance with the rules in effect under Section 16 of the Exchange Act.

Review the Company’s employee benefit programs and approve changes subject, where appropriate, to Board or shareholder approval. Administer, construe and interpret the following Plans:

•	Deferred Compensation Plan

•	Supplemental Executive Retirement Deferred Compensation Plan

•	Supplemental Executive Retirement Plan
Oversee the Company’s 401(K) Plan and recommend for Board approval, the amount of any discretionary matches or contributions to participants.
Oversee the Northrim BanCorp, Inc. Profit Sharing Plan (“Plan”) determine participants, establish performance criteria, assess achievement of criteria, determine and authorize aggregate and individual award amounts subject to Plan requirements.
Review with the Chief Executive Officer revisions to the Company’s salary range structure, salary increase guidelines, and approve annual salaries for officers Vice President and above.
Approve, subject to ratification by the Board, officer promotions to senior vice president and above.
Recommend to the Board key employees the Company should have under contract and negotiate (or, subject to the Committee’s review, delegate to the proper executive officers the negotiation of) terms of such contracts, subject to Board ratification.
To the extent deemed appropriate by the Committee in its discretion, retain independent compensation consultants for advice on executive compensation and other compensation matters. The Committee shall evaluate whether any independent compensation consultant retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K.
Keep minutes of each meeting of the Committee, and distribute those minutes to each Committee member, each Board member who is not a Committee member, and the Secretary of the Company.
B. In addition to performing the duties outlined above, the Committee shall have the authority to perform any and all other actions as it may deem necessary or appropriate in order to discharge its duties hereunder.

EXHIBIT C: GOVERNANCE AND NOMINATING COMMITTEE CHARTER
NORTHRIM BANCORP, INC.
GOVERNANCE AND NOMINATING COMMITTEE CHARTER
Approved and Adopted by the Board of Directors on February 26, 2015

Governance and Nominating Committee Charter

This Governance and Nominating Committee Charter (the “Charter”) has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors.

Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to: (a) assist the Board in identifying individuals qualified to become Board members and Board committee members; (b) make recommendation to the Board of Director nominees at each annual meeting of shareholders; (c) make recommendations for the Board committee appointments; (d) develop and recommend to the Board corporate governance principles applicable to the Company; and, (e) take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

Committee Membership

The Committee shall consist of at least three members, each of whom shall be independent Directors. The term “independent directors” describes Directors: (a) who qualify as independent Directors pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and the rules and regulations of the Nasdaq Stock Market, LLC.; and, (b) who, in the Board’s judgment, do not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be appointed and may be removed by the Board.

Committee Chairman

The Chairman of the Committee shall be as appointed by the Board from time to time. The Chairman shall preside over meetings of the Committee. The Chairman shall also serve as Lead Director with respect to non-management Board member duties. The Lead Director’s responsibilities shall be: (a) to preside over executive sessions of non-management directors conducted pursuant to the Corporate Governance Guidelines; (b) to conduct Director interviews annually including a discussion of each individual Director’s self-assessment of his/her contribution, prior to nomination for election at the next annual meeting; (c) to discuss any proposed changes to committee assignments with each affected Director annually in advance of the Committee making its committee recommendations to the Board; and, (d) such other duties as described in the Corporate Governance Guidelines.

Specific Responsibilities and Duties

The Board delegates to the Committee responsibility to review and make recommendations to the Board as to:

•
Board Composition. In accordance with the Company’s Articles of Incorporation, Bylaws and Corporate Governance Guidelines, evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

•	Board Compensation. Recommend for approval by the Board of Directors changes in Board compensation and insurance.

•
Selection of New Director Nominees. The Chairman of the Board shall consult with the Committee and shall cause the Committee to be provided with such support as the Committee may request. The Committee shall actively identify, recruit, interview and evaluate individuals qualified to become Board members. The Committee shall recommend to the Board the persons to be nominated by the Board for elections as Directors at the annual meeting of shareholders and the persons to be elected by the Board to fill any vacancies on the Board.

•
Shareholder Director Nominees. In accordance with the procedures set forth in the Company’s Bylaws, the Committee shall also consider director nominations from the Company’s shareholders and recommend to the Board whether or not to include such candidates for nomination in the Company’s proxy materials. Nominations from shareholders submitted for the Board’s consideration shall be considered and evaluated using the same criteria as all other nominations.

•
Criteria for Selecting Directors. The Board’s criteria for selecting Directors are set forth in the Company’s Corporate Governance Guidelines. Such criteria shall guide the Committee when selecting Director Nominees. The Committee shall review, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. This review shall include consideration of age, expertise, and diversity of knowledge, skills, and experience in the context of the needs of the Board.

•
Committees. The Committee shall periodically review the Board’s Committee structure and recommend to the Board the Directors to be appointed to each of the Board’s Committees. This review shall include assessment of independence of the members of the Board’s Committees under applicable federal securities laws and the rules and regulations of the Nasdaq Stock Market, LLC.

•	Related Party Transactions. The Committee shall review and approve the related party nature of all “related party” transactions, as defined under applicable federal securities laws.

•
Independence of the Board. The Committee shall monitor the independence of the Board, assuring that the majority of the Board consists of independent Directors (as defined in the Committee Membership section above) and review and assess any potential conflicts of interest between Directors and the Company.

•
Corporate Governance Guidelines. The Committee shall periodically review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

•
Code of Business Conduct and Ethics. The Committee shall periodically review and reassess the adequacy of the Company’s Code of Business Conduct and Ethics and recommend any proposed changes to the Board for approval.

•	Charter. On at least an annual basis, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

•	General Authority. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law as the Board or the Committee deems necessary or appropriate.

Powers

•
Search Firms. The Committee shall have the sole authority to retain and terminate any search firm used to identify director nominees. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any search firm engaged by the Committee.

•
Independent Advisors. The Committee shall have the authority to retain independent advisors (including legal and accounting advisors) to assist in carrying out its responsibilities and duties. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any such advisors engaged by the Committee.

Procedures and Administration

•
Meetings. The Committee shall meet at such times as it deems necessary or appropriate but not less than semiannually. Meetings may be held in person or telephonically. Members of management and/or consultants or advisors may be invited by the Committee to participate in meetings to provide information and expertise and to facilitate discussion when appropriate.

•	Quorum. A simple majority of the members of the Committee shall constitute a quorum for the taking of any action by the Committee.

•
Notice.     Notice of any meeting shall be deemed given and received if transmitted at a time and in the manner set forth in the Company’s Bylaws for a notice of meetings of directors generally, and if so transmitted shall be deemed effective as set forth in the Bylaws.

•	Minutes. The Committee shall maintain written minutes of each Committee meeting. Such minutes shall be distributed to each member of the Committee and to the other members of the Board.

•	Reports. The Committee shall report to the Board concerning each meeting of the Committee and as otherwise requested by the Chairman of the Board.

•	Self-Evaluation. The Committee shall evaluate its own performance at least annually.

Northrim BanCorp, Inc.

3111 C STREET
ANCHORAGE, AK 99503

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89585-P63464 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NORTHRIM BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect twelve (12) Directors FOR the term of one year until their successor have been elected or qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Election of Directors

Nominees

01) Joseph M. Beedle
02) Larry S. Cash
03) Mark G. Copeland
04) Anthony Drabek
05) Karl L. Hanneman
06) David W. Karp
07) R. Marc Langland
08) David J. McCambridge
09) Krystal M. Nelson
10) John C. Swalling
11) Linda C. Thomas
12) David G. Wight

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, by nonbinding vote, the compensation of the named executive officers.	☐	☐	☐
3. TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for Northrim BanCorp, Inc. for fiscal year 2015.	☐	☐	☐

4. Take such action, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF MOSS ADAMS LLP AS NORTHRIM BANCORP, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNT FIRM.

Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M89586-P63464

NORTHRIM BANCORP, INC.
PROXY FOR ANNUAL SHAREHOLDERS' MEETING
May 28, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHRIM BANCORP, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned shareholder of NORTHRIM BANCORP, INC. (the "Company") hereby nominates, constitutes and appoints R. Marc Langland and Joseph M. Beedle, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on March 31, 2015, at the Annual Shareholders' Meeting to be held at the Anchorage Hilton Hotel, Anchorage, Alaska, on May 28, 2015, at 9:00 A.M. local time, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledges receipt of notice for the Annual Shareholders' Meeting on May 28, 2015, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

Continued and to be signed on reverse side